                                                                     Exhibit 2.1

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                               FORMATION AGREEMENT

                          DATED AS OF DECEMBER 8, 2000

                                      AMONG

                               COMMERCE ONE, INC.,

                               FORD MOTOR COMPANY,

                           GENERAL MOTORS CORPORATION,

                         NEW COMMERCE ONE HOLDING, INC.,

          (SOLELY FOR THE PURPOSES OF SECTION 11.3) DAIMLERCHRYSLER AG

                                       AND

     (SOLELY FOR THE PURPOSES OF SECTIONS 2.4, 11.2 AND 11.9) COVISINT, LLC



================================================================================

                                TABLE OF CONTENTS

                                                                                                                Page

ARTICLE I DEFINITIONS.............................................................................................2

         1.1.     Defined Terms...................................................................................2

ARTICLE II HOLDING COMPANY TRANSACTIONS...........................................................................8

         2.1.     Ford Contribution; Ford Shares..................................................................8
         2.2.     GM Contribution; GM Shares......................................................................8
         2.3.     Status of Ford Shares and GM Shares.............................................................9
         2.4.     Status of Contributed Covisint Shares...........................................................9
         2.5.     Fully Paid and Non-Assessable..................................................................11
         2.6.     Related Equity Agreements......................................................................11
         2.7.     The Merger.....................................................................................11
         2.8.     Merger Closing.................................................................................11

ARTICLE III ALTERNATIVE TRANSACTION..............................................................................12

         3.1.     Issuance of Commerce One Common Stock..........................................................12
         3.2.     Fully Paid and Non-Assessable..................................................................13
         3.3.     Related Equity Agreements......................................................................13
         3.4.     Alternative Transaction Closing................................................................13

ARTICLE IV THE MILESTONE SHARES..................................................................................14

         4.1.     Milestone Satisfaction Date....................................................................14
         4.2.     Release of Milestone Shares....................................................................14

ARTICLE V REPRESENTATIONS AND WARRANTIES OF COMMERCE ONE.........................................................14

         5.1.     Organization, Standing and Power...............................................................14
         5.2.     Authority; Binding Nature of Agreements........................................................15
         5.3.     Non-Contravention; Consents....................................................................15
         5.4.     Capital Structure..............................................................................16
         5.5.     Litigation.....................................................................................16
         5.6.     Brokers........................................................................................16
         5.7.     SEC Filings; Financial Statements..............................................................16
         5.8.     Section 203 Approval...........................................................................17

ARTICLE VI REPRESENTATIONS AND WARRANTIES AS TO HOLDCO...........................................................18

         6.1.     Organization, Standing and Power...............................................................18
         6.2.     Authority; Binding Nature of Agreements........................................................18
         6.3.     Non-Contravention; Consents....................................................................18
         6.4.     Capital Structure..............................................................................19
         6.5.     Litigation.....................................................................................19
         6.6.     Brokers........................................................................................20
         6.7.     Section 203 Approval...........................................................................20
         6.8.     No Operations..................................................................................20

                                                                                                                Page

ARTICLE VII REPRESENTATIONS AND WARRANTIES OF FORD...............................................................20

         7.1.     Organization and Good Standing.................................................................20
         7.2.     Authority; Binding Nature of Agreements........................................................21
         7.3.     Non-Contravention; Consents....................................................................21
         7.4.     Litigation.....................................................................................21
         7.5.     Brokers........................................................................................21
         7.6.     Investment Representations.....................................................................21
         7.7.     Disclosure.....................................................................................22

ARTICLE VIII REPRESENTATIONS AND WARRANTIES OF GM................................................................22

         8.1.     Organization and Good Standing.................................................................23
         8.2.     Authority; Binding Nature of Agreements........................................................23
         8.3.     Non-Contravention; Consents....................................................................23
         8.4.     Litigation.....................................................................................23
         8.5.     Brokers........................................................................................23
         8.6.     Investment Representations.....................................................................24
         8.7.     Disclosure.....................................................................................25

ARTICLE IX REPRESENTATIONS AND WARRANTIES AS TO CVX LLC..........................................................25

         9.1.     Organization and Good Standing.................................................................25
         9.2.     CVX LLC Governing Documents....................................................................25
         9.3.     Status of Interests............................................................................25
         9.4.     Agreements.....................................................................................25
         9.5.     Litigation.....................................................................................25
         9.6.     Brokers........................................................................................25
         9.7.     No Operations..................................................................................25

ARTICLE X CONDITIONS TO CLOSING..................................................................................26

         10.1.    General Conditions.............................................................................26
         10.2.    Conditions to Commerce One's and Holdco's Obligations to Consummate the Merger.................26

ARTICLE XI ADDITIONAL AGREEMENTS.................................................................................26

         11.1.    Preparation of the Registration Statement and the Proxy Statement; Commerce One Stockholders
                  Meeting; Formation Progress Payment............................................................26
         11.2.    Delivery of Covisint Shares to Holdco..........................................................28
         11.3.    Costs of Holding Company Transactions..........................................................29
         11.4.    Tax Treatment..................................................................................30
         11.5.    Quotation Date.................................................................................30
         11.6.    Filings and Consents...........................................................................30
         11.7.    Covenant to Satisfy Conditions.................................................................31
         11.8.    Further Assurances.............................................................................31
         11.9.    Control and Operating of CVX LLC...............................................................31
         11.10.   Shareholder Rights Plan........................................................................32
         11.11.   Certain Events.................................................................................32

                                                                                                                Page

         11.12.   Succession.....................................................................................34
         11.13.   Indemnification................................................................................34

ARTICLE XII MISCELLANEOUS........................................................................................36

         12.1.    Legends; Stop Transfer Orders..................................................................36
         12.2.    Interpretation.................................................................................37
         12.3.    Fees and Expenses..............................................................................37
         12.4.    Governing Law; Mediation; Jurisdiction and Venue...............................................38
         12.5.    Specific Enforcement...........................................................................39
         12.6.    No Third Party Beneficiaries...................................................................39
         12.7.    Entire Agreement...............................................................................39
         12.8.    Severability...................................................................................39
         12.9.    Amendment and Waiver...........................................................................39
         12.10.   Successors and Assigns.........................................................................40
         12.11.   Relationship of the Parties....................................................................40
         12.12.   Notices........................................................................................40
         12.13.   Facsimile; Counterparts........................................................................42
         12.14.   Survival of Representations and Warranties.....................................................42
         12.15.   No Impairment of Rights........................................................................43
         12.16.   Termination....................................................................................43



List of Exhibits
----------------

Exhibit A-1:      Form of Opinion Corporate Counsel to Commerce One
Exhibit A-2:      Form of Opinion of Delaware Counsel to Commerce One
Exhibit A-3:      Form of Opinion Corporate Counsel to Ford / GM
Exhibit A-4:      Form of Opinion of Delaware Counsel to Ford / GM
Exhibit B:        Form of Milestone Shares Escrow Agreement
Exhibit C:        Form of Merger Agreement
Exhibit D:        Form of Opinion of Tax Counsel to Commerce One

                               FORMATION AGREEMENT


                  THIS FORMATION AGREEMENT (this "AGREEMENT") is entered into as of December 8 2000, by and among Commerce One, Inc., a Delaware corporation ("COMMERCE ONE"), Ford Motor Company, a Delaware corporation ("FORD"), General Motors Corporation, a Delaware corporation ("GM"), New Commerce One Holding, Inc., a Delaware corporation ("HOLDCO"), DaimlerChrysler AG (solely for the purposes of Section 11.3), a stock corporation (aktiengesellschaft) organized under the laws of the Federal Republic of Germany ("DC"), and (solely for the purposes of Sections 2.4, 11.2 and 11.9) Covisint, LLC, a Delaware limited liability company ("COVISINT").

                  WHEREAS, Ford and GM each own 50% of the membership interests of CVX Holdco LLC, a Delaware limited liability company ("CVX LLC"), such membership interests being all the issued and outstanding membership interests of CVX LLC;

                  WHEREAS, simultaneously with the execution and delivery hereof, Ford, GM, DC, Renault S.A., a company organized under the laws of France ("RENAULT") and Nissan Motor Corporation, a corporation organized under the laws of Japan ("NISSAN" and, together with Renault, "RN") have this day entered into the OEM Covisint Equity Agreement (as defined herein), pursuant to which Covisint has been organized for the Joint Venture Purposes (as defined in the Covisint Operating Agreement (as defined herein)).

                  WHEREAS, in connection with the execution and delivery of the Joint Venture Agreements (as defined herein), the parties hereto wish to form Holdco and reorganize Commerce One as a wholly-owned subsidiary of Holdco (the "HOLDING COMPANY TRANSACTIONS") pursuant to a merger of a wholly-owned subsidiary of Holdco with and into Commerce One (the "MERGER") and the transfer of 100% of the membership interests in CVX LLC and, subject to the terms hereof, the Contributed Covisint Shares (as defined herein) to Holdco, all as more specifically set forth in this Agreement;

                  WHEREAS, for income tax purposes, the parties intend that the transactions constituting the formation of Holdco, including the Merger, be treated as tax-free transfers under Section 351 of the Internal Revenue Code of 1986, as amended (the "CODE"); and, in the case of the Merger, as a tax-free reorganization under Section 368(a) of the Code; and

                  WHEREAS, for income tax purposes, the parties intend that, if completed, the Alternative Transaction (as defined herein) constituting the transfer of the Holdco stock to Commerce One be treated as a tax-free reorganization under Section 368(a) of the Code.

                  NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                                                               2
                                   ARTICLE I

                                  DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article I:

         1.1.     DEFINED TERMS.  As used in this Agreement:

                  "ADJUSTMENT EVENT" shall have the meaning specified in Section 11.11.

         "AFFILIATE" means with respect to any Person, (i) any Person that directly or indirectly controls, is controlled by or is under common control with such Person or (ii) any director, officer, partner or employee of such Person or of any Person specified in clause (i) above, and the term "AFFILIATED WITH" has a correlative meaning; PROVIDED that, solely for purposes of this Agreement, (a) Mazda and Ford shall not be deemed to be affiliates of each other until Mazda becomes a Subsidiary of Ford, (b) Mitsubishi and DC shall not be deemed affiliates of each other until Mitsubishi becomes a Subsidiary of DC, (c) Nissan and Renault shall be deemed to be affiliates of each other until Nissan and Renault cease to be affiliates of each other, (d) Fiat and GM shall not be deemed to be affiliates of each other until Fiat becomes a Subsidiary of GM; Isuzu and GM shall not be deemed to be affiliates of each other until Isuzu becomes a Subsidiary of GM; Suzuki and GM shall not be deemed to be affiliates of each other until Suzuki becomes a Subsidiary of GM; and Fiat, Isuzu and Suzuki shall not be deemed affiliates of one or both of the others until the Persons in question become Subsidiaries of GM, (e) until RN's interest in RVI is disposed of, RVI and RN shall be deemed to be affiliates of each other; IRISBUS and RN shall not be deemed to be affiliates of each other until IRISBUS becomes a Subsidiary of either Renault or Nissan; Nissan Diesel and RN shall not be deemed to be affiliates of each other until Nissan Diesel becomes a Subsidiary of either Renault or Nissan; and RVI, IRISBUS and Nissan Diesel shall not be deemed affiliates of one or both of the others until the Persons in question become Subsidiaries of either Renault or Nissan, and (f) none of the OEM Members, Commerce One or Oracle shall be deemed an affiliate of the Company and the Company shall not be deemed an affiliate of any OEM Members, Commerce One or Oracle. Capitalized terms used in this definition of "Affiliate" but not defined in this Agreement shall have the meanings given to them in the Company Operating Agreement.

         "ALTERNATIVE TRANSACTION" shall have the meaning specified in Section 3.1.

         "BUSINESS DAY" shall mean a day other than a US Founding Partner Holiday, Saturday, Sunday, federal or State of Michigan holiday or other day on which commercial banks in Detroit, Michigan are authorized or required by law to close.

         "CLOSING DATE" shall mean either, as applicable, the Merger Effective Date or the date on which the Exchange Shares are issued to Ford and GM in the Alternative Transaction pursuant to Article III.

         "COMMERCE ONE COMMON STOCK" shall have the meaning specified in Section 2.7.

         "COMMERCE ONE FINANCIAL STATEMENTS" shall have the meaning specified in
Section 5.7.

         "COMMERCE ONE SEC REPORTS" shall have the meaning specified in Section 5.7.

         "COMMERCE ONE STOCKHOLDER APPROVAL" shall have the meaning specified in
Section 5.2.

         "COMMERCE ONE STOCKHOLDERS MEETING" shall have the meaning specified in
Section 11.1.

         "CONTRIBUTED COVISINT SHARES" shall have the meaning specified in
Section 2.2.

         "COVISINT CLOSING" shall mean the closing of the transactions contemplated by the OEM Covisint Equity Agreement.

         "COVISINT OPERATING AGREEMENT" shall mean the Amended and Restated Limited Liability Company Operating Agreement of Covisint entered into by and among the initial members of Covisint on the date hereof.

         "DGCL" shall mean the Delaware General Corporation Law.

         "DOLLARS" or "$" shall mean United States Dollars.

         "DOJ" shall have the meaning specified in Section 11.6.

         "ENTITY" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

         "ESCROW AGENT" shall have the meaning specified in Section 2.3.

         "ESCROW SHARES" shall have the meaning specified in Section 2.3.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "EXCHANGE SHARES" shall have the meaning specified in Section 3.1.

         "FIRST 1% COVISINT SHARES" shall mean that number of shares equal to the sum total of (a) half of the Ford Covisint Shares and (b) half of the GM Covisint Shares (each, as adjusted to reflect stock splits, dividends, combinations and other similar transactions), which shares shall be distributed pursuant to Section 11.2(a) and shall be distinct and separate from the Second 1% Covisint Shares, and which shares, together with the Second 1% Covisint Shares, shall constitute all the Contributed Covisint Shares.

         "FORD CONTRIBUTION" shall have the meaning specified in Section 2.1.

         "FORD CONTROLLED ENTITY" shall have the meaning given that term in the Standstill Agreement.

         "FORD COVISINT SHARES" shall have the meaning given that term in
Section 2.1.

         "FORD MILESTONE SHARES" shall have the meaning specified in Section
2.3.

         "FORD SHARES" shall have the meaning given that term in Section 2.1.

         "FOUNDING MEMBERS" shall mean, collectively, DC, Ford and GM.

         "FTC" shall have the meaning specified in Section 11.6.

         "GAAP" shall mean U.S. generally accepted accounting principles applied on a basis consistent with the reporting practices and principles used by Commerce One from time to time in preparing its public filings under the Exchange Act.

         "GM CONTRIBUTION" shall have the meaning specified in Section 2.2.

         "GM CONTROLLED ENTITY" shall have the meaning given to that term in the Standstill Agreement.

         "GM COVISINT SHARES" shall have the meaning specified in Section 2.2.

         "GM MILESTONE SHARES" shall have the meaning specified in Section 2.3.

         "GM SHARES" shall have the meaning specified in Section 2.2.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any Entity properly exercising executive, legislative, judicial, regulatory or administrative functions of government.

         "GUARANTY" shall mean the Guaranty Agreement, dated as of the date hereof, by DC, Ford, GM and RN on behalf of Covisint in favor of CVX LLC.

         "HOLDCO COMMON STOCK" shall have the meaning specified in Section 2.1.

         "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "IPO REGISTRATION STATEMENT" shall have the meaning specified in
Section 5.7.

         "JOINT VENTURE AGREEMENTS" shall have the meaning set forth in the Covisint Operating Agreement.

         "LLC TECHNOLOGY AGREEMENT" shall mean the LLC Technology Agreement, dated the date hereof, by and between CVX LLC and Covisint.

         "MATERIAL ADVERSE EFFECT" shall mean, with respect to Holdco, Commerce One, Ford or GM, any change, event or effect that is materially adverse to the business, financial condition, or results of operations of such company and its subsidiaries taken as a whole.

         "MERGERCO" shall have the meaning specified in Section 2.7.

         "MERGER AGREEMENT" shall have the meaning specified in Section 2.7.

         "MERGER EFFECTIVE DATE" shall have the meaning specified in Section
2.8.

         "MILESTONE SATISFACTION DATE" shall have the meaning specified in
Section 4.1.

         "MILESTONE SHARES" shall have the meaning specified in Section 2.3.

         "MILESTONE SHARES ESCROW AGREEMENT" shall have the meaning specified in
Section 2.3.

         "NEW FORD MILESTONE SHARES" shall have the meaning specified in Section 3.1.

         "NEW GM MILESTONE SHARES" shall have the meaning specified in Section 3.1.

         "OEM COVISINT EQUITY AGREEMENT" shall mean the Contribution and Unit Holders Agreement, dated the date hereof, among Covisint, Ford, GM, DC, Renault and Nissan.

         "OTHER PROPERTY" shall have the meaning specified in Section 11.11.

         "PERSON" shall mean any individual, Entity or Governmental Authority.

         "PLANS" shall have the meaning specified in Section 5.4.

         "PROXY STATEMENT" shall have the meaning specified in Section 11.1.

         "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement dated the date hereof, by and between Ford and GM, on the one hand, and Holdco or Commerce One, as the case may be, on the other hand.

         "REGISTRATION STATEMENT" shall have the meaning specified in Section 11.1.

         "RELATED EQUITY AGREEMENTS" shall mean the Standstill Agreement, the Registration Rights Agreement, the Milestone Shares Escrow Agreement, the Merger Agreement and the assignment of Ford's and GM's interests in CVX LLC to Holdco.

         "REQUIREMENTS OF LAW" shall mean, as to any Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person, and all federal, state, local and foreign laws, rules and regulations, including, without limitation, securities, antitrust, communications, licensing, health, safety, labor and trade laws, rules and regulations, and all orders, judgments, decrees and other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "RULE 144" shall have the meaning specified in Section 7.6.

         "SEC" shall mean the U.S. Securities and Exchange Commission.

         "SEC FILINGS" shall have the meaning specified in Section 11.9.

         "SECOND 1% COVISINT SHARES" shall mean that number of shares equal to the sum total of (a) half of the Ford Covisint Shares and (b) half of the GM Covisint Shares (each, as adjusted to reflect stock splits, dividends, combinations and other similar transactions), which shares shall be distributed pursuant to Section 11.2(b) and shall be distinct and separate from the First 1% Covisint Shares, and which shares, together with the First 1% Covisint Shares, shall constitute all the Contributed Covisint Escrow Shares.

         "SECTION 11.11(a) ALTERNATIVE TRANSACTION CLOSING DATE" shall have the meaning specified in Section 3.1.

         "SECTION 11.11(a) TRANSACTION" shall have the meaning specified in
Section 11.11(a).

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SERVICES AGREEMENT" shall mean the Services Agreement, dated the date hereof, by and between Commerce One and CVX LLC.

         "SHARES" shall mean Units (as defined in the Covisint Operating Agreement) of Covisint, and any securities issued in respect thereof, or in substitution therefor, in connection with any split, dividend, spin-off or any combination, reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization or business combination, including but not limited to the conversion of Covisint into a corporation.

         "STANDSTILL AGREEMENT" shall mean the Standstill and Stock Restriction Agreement, dated the date hereof, by and among Commerce One, Holdco, Ford and GM.

         "TAXES" shall have the meaning specified in Section 11.13.

         "UNIT HOLDERS AGREEMENT" shall mean the Unit Holders Agreement, dated the date hereof, by and among Ford, GM, DC, Holdco, Commerce One and Covisint.

         "US FOUNDING PARTNER HOLIDAY" shall mean any day when at least two of the Founding Members are closed for business in the United States as a result of a holiday schedule agreed with its employees.

         1.2. OTHER DEFINITIONS. The following terms are defined in the Sections indicated:



                 Term                                                                     Section
                 ----                                                                     -------
                 Adjustment Event                                                        11.11(b)
                 Alternative Transaction                                                3.1(a)(i)
                 Alternative Transaction Closing Date                                         3.4
                 Alternative Transaction Date                                              3.1(a)

                 Term                                                                     Section
                 ----                                                                     -------
                 Agreement                                                               Preamble
                 Code                                                                    Recitals
                 Commerce One                                                            Preamble
                 Commerce One Common Stock                                                    2.7
                 Commerce One Financial Statements                                         5.7(b)
                 Commerce One Holding                                              11.13(b)(i)(A)
                 Commerce One Preferred Stock                                                 5.4
                 Commerce One SEC Reports                                                  5.7(a)
                 Commerce One Stockholder Approval                                            5.2
                 Commerce One Stockholders Meeting                                        11.1(b)
                 Contributed Covisint Shares                                                  2.2
                 Covisint                                                                Preamble
                 Covisint Shares Escrow                                                    2.4(a)
                 CVX LLC                                                                 Recitals
                 DC                                                                      Preamble
                 DOJ                                                                      11.6(b)
                 Equity Rights                                                                5.4
                 Escrow Agent                                                              2.3(a)
                 Escrow Shares                                                             2.4(d)
                 Exchange Shares                                                        3.1(a)(i)
                 Ford                                                                    Preamble
                 Ford Covisint Shares                                                         2.1
                 Ford Milestone Shares                                                     2.3(a)
                 Ford Shares                                                                  2.1
                 FTC                                                                      11.6(b)
                 GM                                                                      Preamble
                 GM Covisint Shares                                                           2.2
                 GM Milestone Shares                                                       2.3(b)
                 GM Shares                                                                    2.2
                 Governing Documents                                                          9.2
                 Holdco                                                                  Preamble
                 Holdco Common Stock                                                          2.1
                 Holding Company Transactions                                            Recitals
                 IPO Registration Statement                                                5.7(a)
                 Merger                                                                  Recitals
                 Merger Agreement                                                             2.7
                 Merger Effective Date                                                        2.8
                 Merger Effective Time                                                        2.8
                 Mergerco                                                                     2.7
                 Milestone Satisfaction Date                                                  4.1
                 Milestone Shares                                                          2.3(b)
                 Milestone Shares Escrow Agreement                                         2.3(a)
                 New Ford Milestone Shares                                             3.1(a)(ii)
                 New GM Milestone Shares                                              3.1(a)(iii)
                 Nissan                                                                  Recitals

                 Term                                                                     Section
                 ----                                                                     -------
                 Other Property                                                     11.11(b)(iii)
                 Plans                                                                     5.4(a)
                 Proxy Statement                                                          11.1(a)
                 Registration Statement                                                   11.1(a)
                 Renault                                                                 Recitals
                 RN                                                                      Recitals
                 Rule 144                                                                  7.6(e)
                 SEC Review Period                                                     11.2(a)(i)
                 Section 11.11(a) Alternative Transaction Closing Date                     3.1(b)
                 Section 11.11(a) Transaction                                            11.11(a)
                 Straddle Period                                                   11.13(b)(i)(C)
                 Tax                                                                11.13(b)(iii)
                 Taxes                                                              11.13(b)(iii)
                 Tax Returns                                                        11.13(b)(iii)


                                   ARTICLE II

                          HOLDING COMPANY TRANSACTIONS

         2.1. FORD CONTRIBUTION; FORD SHARES. Upon the execution and delivery of this Agreement, Holdco shall issue to Ford 14,400,000 shares (the "FORD SHARES") of its authorized common stock, par value $0.0001 per share ("HOLDCO COMMON STOCK"), in exchange for (i) 100% of the issued and outstanding interests in CVX LLC held by Ford; (ii) 100% of any dividends paid to Ford with respect to the Ford Milestone Shares (as defined herein) prior to the Milestone Satisfaction Date (as defined herein); and (iii) the transfer of 10,000 Shares held by Ford into the Covisint Shares Escrow in accordance with Sections 2.4 and
11.2 hereof (the "FORD COVISINT SHARES"). At the Covisint Closing, Ford shall receive from corporate counsel to Commerce One an opinion substantially in the form attached as Exhibit A-1 and from Delaware counsel to Commerce One an opinion substantially in the form attached as Exhibit A-2, each dated as of the date of the Covisint Closing, and Commerce One shall receive from corporate counsel to Ford an opinion substantially in the form attached as Exhibit A-3 and from Delaware counsel to Ford an opinion substantially in the form attached as Exhibit A-4, each dated as of the date of the Covisint Closing.

         2.2. GM CONTRIBUTION; GM SHARES. Upon the execution and delivery of this Agreement, Holdco shall issue to GM 14,400,000 shares (the "GM SHARES") of Holdco Common Stock in exchange for (i) 100% of the issued and outstanding interests in CVX LLC held by GM; (ii) 100% of any dividends paid to GM with respect to the GM Milestone Shares (as defined herein) prior to the Milestone Satisfaction Date; and (iii) the transfer of 10,000 Shares held by GM into the Covisint Shares Escrow in accordance with Sections 2.4 and 11.2 hereof (the "GM COVISINT SHARES" and, together with the Ford Covisint Shares, the "CONTRIBUTED COVISINT SHARES"). At the Covisint Closing, GM shall receive from corporate counsel to Commerce One an opinion substantially in the form attached as Exhibit A-1 and from Delaware counsel to Commerce One an opinion substantially in the form attached as Exhibit A-2, each dated as of the date of the Covisint Closing, and Commerce One shall receive from corporate counsel to GM an opinion substantially in the form attached as Exhibit A-3 and from Delaware counsel to GM an opinion substantially in the form attached as Exhibit A-4, each dated as of the date of the Covisint Closing.

         2.3.     STATUS OF FORD SHARES AND GM SHARES.

                  (a) Of the 14,400,000 Ford Shares, 7,200,000 shares shall be issued to Ford free and clear of all liens, encumbrances and restrictions, except as set forth in the Standstill Agreement and applicable federal securities laws, and 7,200,000 shares (the "FORD MILESTONE SHARES") shall be issued to Ford free and clear of all liens, encumbrances and restrictions, except (i) as set forth in applicable federal securities laws, (ii) as set forth in the Standstill Agreement and (iii) that the Ford Milestone Shares shall be subject to the Milestone Shares Escrow Agreement (as defined below). Upon issuance, the Ford Milestone Shares shall be deposited by Ford into an escrow account with U.S. Bank Trust, N.A., as escrow agent (the "ESCROW AGENT"), and held pursuant to the terms of a Milestone Shares Escrow Agreement in the form attached hereto as Exhibit B to be executed by Holdco, Commerce One, Ford, GM and the Escrow Agent (the "MILESTONE SHARES ESCROW AGREEMENT"), and released in accordance with Article IV.

                  (b) Of the 14,400,000 GM Shares, 7,200,000 shares shall be issued to GM free and clear of all liens, encumbrances and restrictions, except as set forth in the Standstill Agreement and applicable federal securities laws, and 7,200,000 shares (the "GM MILESTONE SHARES" and, together with the Ford Milestone Shares, the "MILESTONE SHARES") shall be issued to GM free and clear of all liens, encumbrances and restrictions, except (i) as set forth in applicable federal securities laws, (ii) as set forth in the Standstill Agreement and (iii) that the GM Milestone Shares shall be subject to the Milestone Shares Escrow Agreement. Upon issuance, the GM Milestone Shares shall be deposited by GM into an escrow account with the Escrow Agent, and held pursuant to the terms of the Milestone Shares Escrow Agreement), and released in accordance with Article IV.

         2.4.     STATUS OF CONTRIBUTED COVISINT SHARES.

                  (a) The Ford Covisint Shares to be transferred to Holdco shall be transferred to Holdco free and clear of all liens, encumbrances and restrictions, except (i) as set forth in the Unit Holders Agreement, (ii) as set forth in the Covisint Operating Agreement and (iii) as set forth in applicable federal securities laws; provided that the Ford Covisint Shares shall be held in escrow by Covisint (the "COVISINT SHARES ESCROW") until their release to Holdco or Ford, as applicable, pursuant to Section 11.2 hereto. Notwithstanding any provision of this Agreement to the contrary, Ford shall continue to be the owner of the Ford Covisint Shares for federal income tax purposes until the earlier of
(i) the date on which such Shares are released to Holdco pursuant to Section 11.2, (ii) the Merger Effective Date, or (iii) the Alternative Transaction Closing Date. After such date, unless such Shares are released to Ford pursuant to Section 11.2, such Ford Covisint Shares shall be owned by Holdco for federal income tax purposes.

                  (b) The GM Covisint Shares to be transferred to Holdco shall be transferred to Holdco free and clear of all liens, encumbrances and restrictions, except (i) as set forth in the

Unit Holders Agreement, (ii) as set forth in the Covisint Operating Agreement and (iii) as set forth in applicable federal securities laws; provided that the GM Covisint Shares shall be held in the Covisint Shares Escrow until their release to Holdco or GM, as applicable, pursuant to Section 11.2 hereto. Notwithstanding any provision of this Agreement to the contrary, GM shall continue to be the owner of the GM Covisint Shares for federal income tax purposes until the earlier of (i) the date on which such Shares are released to Holdco pursuant to Section 11.2, (ii) the Merger Effective Date, or (iii) the Alternative Transaction Closing Date. After such date, unless such Shares are released to GM pursuant to Section 11.2, such GM Covisint Shares shall be owned by Holdco for federal income tax purposes.

                  (c) Commerce One, Holdco, GM and Ford hereby appoint Covisint as escrow agent (the "ESCROW AGENT") to serve in such capacity in accordance with the terms and conditions set forth in this Agreement. Escrow Agent hereby accepts such appointment.

                  (d) At the Covisint Closing, the Ford Covisint Shares and GM Covisint Shares (collectively, the "ESCROW SHARES") shall be delivered by Holdco to the Escrow Agent, to be held in escrow pursuant to the terms of this Agreement and pursuant to any other written instruction executed by each of GM, Ford, Holdco and Commerce One. Covisint, Holdco, GM and Ford shall execute any document reasonably necessary to indicate the possession and control of the Shares by the Escrow Agent, including any amendments to the charter documents, books and records of Covisint to reflect such possession and control.

                  (e) The Escrow Agent hereby accepts and acknowledges receipt of the Escrow Shares. The Escrow Shares shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto, and shall be used solely for the purposes and subject to the conditions set forth in this Section 2.4 and Section 11.2.

                  (f) The Escrow Agent shall hold and safeguard the Escrow Shares during the period in which the Escrow Shares are held in escrow, shall treat such shares as a trust fund in accordance with the terms of this Section
2.4 and shall hold the Escrow Shares only in accordance with the terms of this
Section 2.4. If the Escrow Shares are certificated, the certificates shall be kept in a place of safekeeping at an office of the Escrow Agent or with a safe deposit company. The Escrow Agent shall release the Escrow Shares to Holdco or Ford and GM, as the case may be, pursuant to the terms of Section 11.2.

                  (g) Any Shares issued or distributed by Covisint or any other entity with respect to any Escrow Shares (including Shares issued upon a split, dividend, spin-off or any combination, reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization or business combination, including but not limited to the conversion of Covisint into a corporation), the record date for which is prior to or of even date with the release from escrow of such Escrow Shares, shall be added to the Escrow Shares and become a part thereof. Any Shares so distributed shall be allocated pro rata to the First 1% Covisint Shares and the Second 1% Covisint Shares in the event both the First 1% Covisint Shares and the Second 1% Covisint Shares remain in escrow at the record date for such distribution. In the event that the First 1% Covisint Shares and the Second 1% Covisint Shares are to be released to Ford and GM pursuant to Section 11.2 hereof, any Shares so distributed shall be allocated pro rata among Ford and GM.

                  (h) Any distribution of cash or property (including equity securities, other than as set forth in subparagraph (g) with respect to Shares), the record date for which is prior to or of even date with the release from Escrow of such Escrow Shares, shall be added to the Escrow Shares, and shall be held in Escrow pursuant to this Section 2.4, provided, however, that any Tax Distributions (as defined in Section 5.4(a) of the Covisint Operating Agreement) from Covisint shall be distributed to the person who is the owner of the Escrow Shares for federal income tax purposes during the period to which such Tax Distribution relates. All such distributions shall be allocated pro rata to the First 1% Covisint Shares and the Second 1% Covisint Shares in the event both the First 1% Covisint Shares and the Second 1% Covisint Shares remain in Escrow at the record date for such distribution. In the event that the First 1% Covisint Shares or the Second 1% Covisint Shares are to be released to Ford and GM pursuant to
Section 11.2 hereof, any cash or property held in Escrow and allocable to the First 1% Covisint Shares or Second 1% Covisint Shares, as the case may be, so released shall be allocated pro rata among Ford and GM.

         2.5. FULLY PAID AND NON-ASSESSABLE. The shares of Holdco Common Stock to be issued pursuant to this Agreement have been duly authorized, and when issued to Ford and GM in accordance with the terms hereof, will be validly issued, fully paid and non-assessable, free of any liens or encumbrances (other than those arising pursuant to this Agreement or the Related Equity Agreements or under the applicable securities laws) and not subject to any preemptive rights or rights of first refusal created by statute or the certificate of incorporation or bylaws of Holdco or any agreement to which Holdco is a party or is bound.

         2.6. RELATED EQUITY AGREEMENTS. The Ford Shares and the GM Shares shall be subject to the Standstill Agreement and the Registration Rights Agreement, each of which is being executed and delivered by the parties thereto on the date hereof. The Contributed Covisint Shares shall be subject to the terms of the Unit Holders Agreement, which is being executed by the parties thereto on the date hereof.

         2.7. THE MERGER. As soon as practicable following the date hereof, Holdco shall cause the formation of New C1 Merger Corporation, a newly incorporated Delaware corporation ("MERGERCO"). Holdco shall be the holder of all of the issued and outstanding common stock of Mergerco. As soon as practicable after the formation of Mergerco, Commerce One, Mergerco and Holdco shall enter into an agreement of merger and plan of reorganization in the form attached hereto as Exhibit C (the "MERGER AGREEMENT") providing for the Merger. In the Merger, Mergerco shall merge with and into Commerce One and Commerce One shall be the surviving corporation. Pursuant to the Merger, subject to Section 11.11, each issued and outstanding share of common stock, par value $0.0001, of Commerce One ("COMMERCE ONE COMMON STOCK") shall be converted into one share of Holdco Common Stock (subject to adjustment in the event of any stock split, subdivision or similar recapitalization of the Holdco Common Stock), and each issued and outstanding share of common stock of Mergerco shall be converted into one share of common stock of the surviving company. Holdco shall also assume the obligations of Commerce One under all options, warrants and employee compensation arrangements in effect upon the effectiveness of the Merger.

         2.8. MERGER CLOSING. The closing of the Merger shall take place at 10:00 a.m. on the date specified by the parties, which shall be no later than the third (3rd) Business Day after satisfaction or waiver of the conditions set forth in Article X, at the offices of Wilson Sonsini Goodrich & Rosati in Palo Alto, California. At the closing of the Merger, Commerce One, Holdco and Mergerco shall certify and file a Certificate of Merger in accordance with the applicable provisions of the DGCL. The Merger shall become effective on the date ("MERGER EFFECTIVE DATE") and at the time ("MERGER EFFECTIVE TIME") specified in the Merger Agreement. Unless otherwise agreed, the parties shall cause the Merger Effective Date to occur on the date of such closing.

                                  ARTICLE III

                             ALTERNATIVE TRANSACTION

        3.1.     ISSUANCE OF COMMERCE ONE COMMON STOCK.

                 (a) In the event that the Merger has not been consummated by the date that is eleven calendar months from the date hereof (the "ALTERNATIVE TRANSACTION DATE"), or in the event that the stockholders of Commerce One do not approve the Merger at a meeting called for such purpose or an adjournment thereof as provided in Section 11.1 hereof, the obligations of Holdco, Commerce One and Mergerco to effect the Merger under Section 2.7 hereof shall terminate and upon such termination:

                 (i) Subject to Section 11.11, Commerce One shall immediately issue to Ford and GM one (1) share of Commerce One Common Stock (subject to adjustment in the event of any stock split, subdivision or similar recapitalization of the Holdco Common Stock) in exchange for each share of Holdco Common Stock then held by Ford or GM (or by the Escrow Agent on their behalf), as the case may be (the "ALTERNATIVE TRANSACTION") (such shares of Commerce One Common Stock and/or Other Property, as the case may be, issued in the Alternative Transaction being referred to herein as the "EXCHANGE SHARES");

                (ii) Of the 14,400,000 (subject to adjustment pursuant to Section 11.11) Exchange Shares issued to Ford pursuant to this Section 3.1, 7,200,000 shares (subject to adjustment pursuant to Section 11.11) shall be issued to Ford free and clear of all liens, encumbrances and restrictions, except as set forth in the Standstill Agreement and applicable federal securities laws, and 7,200,000 shares (subject to adjustment pursuant to Section 11.11) ("NEW FORD MILESTONE SHARES") shall be issued to Ford free and clear of all liens, encumbrances and restrictions, except (i) as set forth in applicable federal securities laws, (ii) as set forth in the Standstill Agreement and (iii) that the New Ford Milestone Shares shall be subject to the Milestone Shares Escrow Agreement. Upon issuance, the New Ford Milestone Shares shall be delivered to the Escrow Agent in exchange for the Ford Milestone Shares and thereafter shall be held and released pursuant to the terms of
        Article IV and shall be the Milestone Shares for the purposes of this Agreement;

                (iii) Of the 14,400,000 (subject to adjustment pursuant to Section 11.11) Exchange Shares issued to GM pursuant to this Section 3.1, 7,200,000 shares (subject to adjustment pursuant to Section 11.11) shall be issued to GM free and clear of all liens, encumbrances and restrictions, except as set forth in the Standstill Agreement and applicable federal securities laws, and 7,200,000 shares (subject to adjustment pursuant to Section 11.11) of the Exchange Shares ("NEW GM MILESTONE SHARES") shall be issued to GM free and clear of all liens, encumbrances and restrictions, except (i) as set forth in applicable federal securities laws, (ii) as set forth in the Standstill Agreement and (iii) that the New GM Milestone Shares shall be subject to the Milestone Shares Escrow Agreement. Upon issuance, the New GM Milestone Shares shall be delivered to the Escrow Agent in exchange for the GM Milestone Shares and thereafter shall be held and released pursuant to the terms of Article IV and shall be the GM Milestone Shares for the purposes of this Agreement; and

                (iv) Neither Ford, DC nor GM shall have any obligation to pay any expenses pursuant to Section 11.3 hereof (whether the Alternative Transaction occurs pursuant to Section 3.1(a) or Section 3.1(b)).

                (b) If Commerce One enters into a Section 11.11(a) Transaction (as defined in Section 11.11) at any time prior to the earlier to occur of (i) the Merger Effective Date and (ii) the consummation of the Alternative Transaction pursuant to Section 3.1(a), Commerce One shall give written notice thereof to Ford and GM not less than twenty (20) calendar days prior to the record date for stockholders of Commerce One entitled to participate in such Section 11.11(a) Transaction, commencement or consummation of such Section 11.11(a) Transaction (whichever shall occur earliest). Ford and GM shall be entitled, at their option exercised by joint written notice to Commerce One, to require the Alternative Transaction to occur and, in such event, the Alternative Transaction shall occur immediately prior to such record date, commencement or consummation (the "SECTION 11.11(a) ALTERNATIVE TRANSACTION CLOSING Date"), so that Ford and GM may participate as holders of Commerce One Common Stock in the Section 11.11(a) Transaction; PROVIDED, HOWEVER, in such event, the closing of the Alternative Transaction shall not be accelerated pursuant to this Section 3.1(b) if the Section 11.11(a) Transaction shall fail to occur.

        3.2. FULLY PAID AND NON-ASSESSABLE. The Exchange Shares to be issued pursuant to this Agreement have been duly authorized and reserved for issuance hereunder and if and when issued to Ford and GM in accordance with the terms hereof, will be validly issued, fully paid and non-assessable, free of any liens or encumbrances (other than those arising pursuant to this Agreement and the Related Equity Agreements or under applicable securities laws) and not subject to any preemptive rights or rights of first refusal created by statute or the certificate of incorporation or bylaws of Commerce One or any agreement to which Commerce One is a party or is bound and will be authorized for listing on the Nasdaq Stock Market.

        3.3. RELATED EQUITY AGREEMENTS. The Exchange Shares shall be subject to the Standstill Agreement and the Registration Rights Agreement, each of which is being executed and delivered by the parties thereto on the date hereof.

        3.4. ALTERNATIVE TRANSACTION CLOSING. The closing of the Alternative Transaction shall take place at 10:00 a.m. at the offices of Wilson Sonsini Goodrich & Rosati in Palo Alto, California on the earliest to occur of (i) the Alternative Transaction Date, if the Merger has not occurred by such date, (ii) the second Business Day following the Commerce One Stockholders Meeting (as defined in Section 11.1) including any adjournments thereof if the Commerce One stockholders fail to approve the Merger at such meeting, or (iii) the Section 11.11(a) Alternative Transaction Closing Date (such date, the "ALTERNATIVE TRANSACTION CLOSING DATE"). At the closing of the Alternative Transaction, Commerce One shall issue to Ford and GM certificates duly executed by Commerce One representing the Exchange Shares, against delivery to Commerce One of certificates evidencing the Ford Shares and the GM Shares. The parties shall instruct the Escrow Agent to deliver certificates representing the Ford Milestone Shares and the GM Milestone Shares to Commerce One for exchange in accordance herewith and the certificates representing Exchange Shares that constitute Ford Milestone Shares and GM Milestone Shares shall be deposited with the Escrow Agent pursuant to the terms of the Milestone Shares Escrow Agreement.

                                   ARTICLE IV

                              THE MILESTONE SHARES

        4.1. MILESTONE SATISFACTION DATE. The "MILESTONE SATISFACTION DATE" shall be the earlier to occur of (i) the date which is 24 months from the date of the LLC Technology Agreement; PROVIDED that, within the first 18 months of such period, Covisint has not terminated its "Promotional Commitment" or its "Commitment to Use" as provided in Section 2.6.1 of the LLC Technology Agreement and (ii) the date which is 42 months from the date of the LLC Technology Agreement.

        4.2. RELEASE OF MILESTONE SHARES. Upon the occurrence of the Milestone Satisfaction Date, the Milestone Shares shall be released by the Escrow Agent and delivered to Ford and GM in accordance with the terms of the Milestone Shares Escrow Agreement and Holdco or Commerce One, as the case may be, shall exchange the certificates representing the Milestone Shares for new certificates representing the Milestone Shares which do not contain the legend set forth in Section 12.1(b).

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF COMMERCE ONE

        Commerce One hereby represents and warrants to each of Ford and GM as follows:

        5.1. ORGANIZATION, STANDING AND POWER. Commerce One is, and on the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Commerce One has, and on the Closing Date will have, the corporate power to own its properties and to carry on its business as now being conducted (or as being conducted on the Closing
Date) and is, and on the Closing Date will be, duly qualified as a foreign corporation to do business and is, and on the Closing Date will be, in good standing in each jurisdiction in which the failure to be so qualified would (i) have a Material Adverse Effect on Commerce One, or (ii) have a material adverse effect on the ability of Commerce One to consummate the transactions contemplated hereby. Attached hereto as Schedule 5.1 are true and correct copies of the certificate of incorporation and bylaws of Commerce One, and all registration rights agreements to which Commerce One is a party or is bound, each as amended to date.

        5.2. AUTHORITY; BINDING NATURE OF AGREEMENTS. Commerce One has all requisite corporate power and authority to enter into this Agreement and any Related Equity Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Equity Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Commerce One. No vote or approval of the stockholders of Commerce One is necessary in connection with the execution, delivery and performance by Commerce One of this Agreement or any Related Equity Agreements to which it is a party, except for the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of Commerce One Common Stock (the "COMMERCE ONE STOCKHOLDER APPROVAL"). This Agreement and any Related Equity Agreements to which Commerce One is party have been duly executed and delivered by Commerce One and constitute the valid and binding obligations of Commerce One, enforceable in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

        5.3.    NON-CONTRAVENTION; CONSENTS.

                (a) Except as provided in Schedule 5.3 with respect to the effect of the Merger (if any) on the agreements to which Commerce One is a party specified therein, neither the execution and delivery by Commerce One, nor the consummation or performance by Commerce One of any of the transactions to be consummated or performed by it under this Agreement or any Related Equity Agreement, will directly or indirectly (with or without notice or lapse of time): (i) violate any provision of Commerce One's certificate of incorporation or bylaws, (ii) constitute or result in a breach or default by Commerce One, or give rise to a right of termination on the part of any other party, or result in the creation or imposition of any lien, claim or encumbrance on Commerce One's assets, under any agreement or instrument to which Commerce One or any of its subsidiaries is a party or by which Commerce One or any of its subsidiaries is bound, which breach, default, termination, lien, claim or encumbrance would have a Material Adverse Effect on Commerce One or would have a material adverse effect on the ability of Commerce One to perform its obligations under this Agreement or any of the Related Equity Agreements, or (iii) constitute a violation by Commerce One of any Requirement of Law.

                (b) Except for compliance with any applicable antitrust or competition laws, the Securities Act, the Exchange Act, the filing of a certificate of merger under the DGCL, the listing of the Commerce One Common Stock to be issued pursuant to Article III of this Agreement on The Nasdaq Stock Market and the Commerce One Stockholder Approval, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority or other Person on the part of Commerce One or any of its subsidiaries is required in connection with the consummation of the transactions contemplated by this Agreement and the Related Equity Agreements.

                (c) Commerce One is not in violation of (i) any provision of its certificate of incorporation or bylaws, or (ii) any other agreement, contract, obligation or commitment which is material to Commerce One or its ability to perform its obligations under this Agreement or any of the Related Equity Agreements.

        5.4.    CAPITAL STRUCTURE.

                (a) As of October 31, 2000, the authorized capital stock of Commerce One consisted of 950,000,000 shares of Commerce One Common Stock of which 192,883,704 shares were issued and outstanding, and 50,000,000 shares of undesignated Preferred Stock, $0.0001 par value ("COMMERCE ONE PREFERRED STOCK"), none of which were issued or outstanding. All such shares of Commerce One Common Stock have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. As of October 31, 2000, Commerce One has authorized 74,552,484 shares of Commerce One Common Stock for issuance, pursuant to its incentive, nonqualified, employee, and director stock and option or stock purchase plans (the "PLANS"), 44,476,360 of which were issuable upon exercise of such outstanding stock options as of such date. In addition, 9,256,000 other shares of Commerce One Common Stock are issuable pursuant to stock options (other than those described above), warrants, rights, convertible or exchangeable securities or other agreements outstanding as of October 31, 2000. Except as set forth in this Section 5.4(a) or as contemplated by this Agreement, as of October 31, 2000, there are no other options, warrants, calls, rights, convertible or exchangeable securities, commitments or agreements of any character to which Commerce One is a party or by which it is bound obligating Commerce One to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Commerce One or any securities convertible into or exchangeable for capital stock of Commerce One or obligating Commerce One to grant, extend or enter into any such option, warrant, call, right, commitment or agreement, including but not limited to any shareholder rights plan (collectively, "EQUITY RIGHTS"). As of the date hereof, there are no additional shares of Commerce One Common Stock, Commerce One Preferred Stock or other shares issuable pursuant to the Plans or Equity Rights that represent a material change to the foregoing, and, from October 31, 2000 until the date hereof, there has not been declared, effected or established a record date for, and neither Commerce One nor Holdco has entered into an agreement providing for, a Section 11(a) Transaction, an Adjustment Event or a shareholder rights plan.

        5.5. LITIGATION. As of the date hereof, there are no suits, actions, proceedings or investigations pending or, to the knowledge of Commerce One, threatened against Commerce One, which in any such case would materially adversely affect Commerce One's ability to perform its obligations under this Agreement or any Related Equity Agreement or have a Material Adverse Effect on Commerce One.

        5.6. BROKERS. Except with respect to Credit Suisse First Boston, whose fees and expenses will be paid by Commerce One, Commerce One has not granted or become obligated to pay, or taken any action that likely would result in any Person claiming to be entitled to receive from Commerce One, any brokerage commission, finder's fee or similar commission or fee in connection with any of the transactions contemplated by this Agreement.

        5.7.    SEC FILINGS; FINANCIAL STATEMENTS.

                (a) Commerce One has timely and properly filed all forms, reports, prospectuses and documents required to be filed with the SEC (collectively, with the registration statement relating to the initial public offering of Commerce One Common Stock (the "IPO REGISTRATION STATEMENT"), the "COMMERCE ONE SEC REPORTS") and has made available true and correct copies thereof to each of Ford and GM. The Commerce One SEC Reports (i) at the time they were filed, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) or with respect to the IPO Registration Statement, on its effective date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Commerce One makes no representation or warranty whatsoever concerning the Commerce One SEC Reports as of any time other than the time they were filed or, in the case of the IPO Registration Statement, as of its effective date. None of Commerce One's subsidiaries is required to file any forms, reports or other documents with the SEC.

                (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) (the "COMMERCE ONE FINANCIAL STATEMENTS") contained in the Commerce One SEC Reports has been prepared in accordance with GAAP applied on a consistent basis throughout the period involved (except as may be indicated in the notes thereto) and each fairly presents in all material respects the consolidated financial position of Commerce One and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be, individually or in the aggregate, materially adverse to Commerce One and its subsidiaries taken as a whole.

                (c) There has been no material adverse change in the business financial condition, or results of operations of Commerce One since September 30, 2000.

        5.8. SECTION 203 APPROVAL. The Board of Directors of Commerce One has "approved," for purposes of Section 203(a)(1) of the DGCL, (a) the acquisition pursuant hereto by Ford and GM of the Exchange Shares and (b) the acquisition by Ford and GM of any additional shares of Commerce One Common Stock up to the Standstill Limit (as defined in the Standstill Agreement, which Standstill Limit shall be applicable with respect to the approval described in this Section 5.8 irrespective of whether the Standstill Agreement is in effect at such time or at any time in the future), the acquisition by any Ford Controlled Entity or GM Controlled Entity of shares of Commerce One Common Stock up to the Standstill Limit (which Standstill Limit shall be applicable with respect to the approval described in this Section 5.8 irrespective of whether the Standstill Agreement is in effect at such time or at any time in the future), and all other transactions contemplated hereby or by the Standstill Agreement pursuant to which Ford, GM, any such Ford Controlled Entity or any such GM Controlled Entity becomes an "interested stockholder" under Section 203 of the DGCL; and the Board of Directors of Commerce One, subject to the limitations of the preceding sentence, has taken all action necessary to render inapplicable the restrictions on business combinations contained in Section 203 of the DGCL or any applicable California business combination or control share statute, if any, to any business combination or similar transaction between Commerce One and Ford, GM, any such Ford Controlled Entity or any such GM Controlled Entity.

                                   ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES AS TO HOLDCO

         Commerce One and Holdco, jointly and severally, hereby represent and warrant to each of Ford and GM as follows:

        6.1. ORGANIZATION, STANDING AND POWER. Holdco is, and on the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Holdco has, and on the Closing Date will have, the corporate power to own its properties and to carry on its business as now being conducted (or as being conducted on the Closing Date) and is, and on the Closing Date will be, duly qualified as a foreign corporation to do business and is, and on the Closing Date will be, in good standing in each jurisdiction in which the failure to be so qualified would (i) have a Material Adverse Effect on Holdco or (ii) have a material adverse effect on the ability of Holdco to consummate the transactions contemplated hereby. Attached hereto as
Schedule 6.1 are true and correct copies of the certificate of incorporation and bylaws of Holdco, and all registration rights agreements to which Holdco is a party or is bound, each as amended to date.

        6.2. AUTHORITY; BINDING NATURE OF AGREEMENTS. Holdco has all requisite corporate power and authority to enter into this Agreement and any Related Equity Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Equity Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Holdco. No vote or approval of the stockholders of Holdco is necessary in connection with the execution, delivery and performance by Holdco of this Agreement or any Related Equity Agreements to which it is a party, except for the adoption of the Merger Agreement by the stockholders of Holdco, which action has been duly and validly taken. This Agreement and any Related Equity Agreements to which Holdco is party have been duly executed and delivered by Holdco and constitute the valid and binding obligations of Holdco, enforceable in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

        6.3.    NON-CONTRAVENTION; CONSENTS.

                (a) Neither the execution and delivery by Holdco, nor the consummation or performance by Holdco of any of the transactions to be consummated or performed by it under this Agreement or any Related Equity Agreements, will directly or indirectly (with or without notice or lapse of time): (i) violate any provision of Holdco's certificate of incorporation or bylaws, (ii) constitute or result in a breach or default by Holdco, or give rise to a right of termination on the part of any other party, or result in the creation or imposition of any lien, claim or encumbrance on Holdco's assets, under any agreement or instrument to which Holdco or any of its subsidiaries is a party or by which Holdco or any of its subsidiaries is bound, which breach, default, termination, lien, claim or encumbrance would have a Material Adverse Effect on Holdco or would have a material adverse effect on the ability of Holdco to perform its obligations under this Agreement or any of the Related Equity Agreements, or
(iii) constitute a violation by Holdco of any Requirement of Law.

                (b) Except for compliance with any applicable antitrust or competition laws, the Securities Act, the Exchange Act, the filing of a certificate of merger under the DGCL, the listing of the Common Stock of Holdco on the Nasdaq Stock Market, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority or other Person on the part of Holdco or any of its subsidiaries is required in connection with the consummation of the transactions contemplated by this Agreement and the Related Equity Agreements.

                (c) Holdco is not in violation of (i) any provision of its certificate of incorporation or bylaws or any registration rights agreement to which it is a party or is bound, or (ii) any other agreement, contract, obligation or commitment which is material to Holdco or its ability to perform its obligations under this Agreement or any of the Related Equity Agreements.

        6.4.    CAPITAL STRUCTURE.

                (a) As of the date hereof, the authorized capital stock of Holdco consisted of 30,000,000 shares of Holdco Common Stock of which no shares are issued and outstanding on the date hereof, except (A) the 14,400,000 shares being issued to Ford pursuant to this Agreement and (B) the 14,400,000 shares being issued to GM pursuant to this Agreement. All such shares of Holdco Common Stock have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by the holders thereof. Holdco has not reserved any shares of Holdco Common Stock for issuance pursuant to any of its Plans. Except as contemplated by this Agreement, as of the date hereof, (x) there are no options, warrants, calls, rights, convertible or exchangeable securities, commitments or agreements of any character to which Holdco is a party or by which it is bound obligating Holdco to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Holdco or any securities convertible into or exchangeable for capital stock of Holdco or obligating Holdco to grant, extend or enter into any such option, warrant, call, right, commitment or agreement, including but not limited to any shareholder rights plan, and (y) no shares of Holdco Common Stock are issuable upon exercise of outstanding stock options, warrants, calls, rights, convertible or exchangeable securities, commitments or other agreements.

                (b) The shares of Holdco Common Stock to be issued pursuant to this Agreement have been duly authorized, and when issued to Ford and GM in accordance with the terms hereof, will be validly issued, fully paid and nonassessable, free of any liens or encumbrances (other than those arising pursuant to this Agreement or the Related Equity Agreements or under the federal securities laws) and not subject to any preemptive rights or rights of first refusal created by statute or the certificate of incorporation or bylaws of Holdco or any agreement to which Holdco is a party or is bound.

        6.5. LITIGATION. As of the date hereof, there are no suits, actions, proceedings or investigations pending or, to the knowledge of Holdco or Commerce One, threatened against

Holdco, which in any such case would materially adversely affect Holdco's ability to perform its obligations under this Agreement or any Related Equity Agreement or have a Material Adverse Effect on Holdco.

        6.6. BROKERS. Holdco has not granted or become obligated to pay, or taken any action that likely would result in any Person claiming to be entitled to receive from Holdco, any brokerage commission, finder's fee or similar commission or fee in connection with any of the transactions contemplated by this Agreement.

        6.7. SECTION 203 APPROVAL. The Board of Directors of Holdco has "approved," for purposes of Section 203(a)(1) of the DGCL, (a) the acquisition pursuant hereto (i) by Ford of the Ford Shares and (ii) by GM of the GM Shares and (b) the acquisition by Ford and GM of any additional shares of Holdco Common Stock subject to the terms and conditions of the Standstill Agreement and only up to the Standstill Limit (as defined in the Standstill Agreement, which Standstill Limit shall be applicable with respect to the approval described in this Section 6.7 irrespective of whether the Standstill Agreement is in effect at such time or at any time in the future), the acquisition by any Ford Controlled Entity or any GM Controlled Entity of shares of Holdco Common Stock subject to the terms and conditions of the Standstill Agreement and only up to the Standstill Limit, (which Standstill Limit shall be applicable with respect to the approval described in this Section 6.7 irrespective of whether the Standstill Agreement is in effect at such time or at any time in the future), and all other transactions contemplated hereby or by the Standstill Agreement pursuant to which Ford, GM, any such Ford Controlled Entity or any such GM Controlled Entity becomes an "interested stockholder" under Section 203 of the DGCL; and the Board of Directors of Holdco, subject to the limitations of the preceding sentence has taken all action necessary to render inapplicable the restrictions on business combinations contained in Section 203 of the DGCL or any applicable California business combination or control share statute, if any, to any business combination or similar transaction between Holdco and Ford, GM, any such Ford Controlled Entity or any such GM Controlled Entity.

        6.8. NO OPERATIONS. Holdco has not engaged in, and neither Holdco nor Mergerco will engage in, any operations or conduct any business or incur any liabilities or issue any securities prior to the Merger Effective Date, except in connection with the transactions contemplated by this Agreement.

                                  ARTICLE VII

                     REPRESENTATIONS AND WARRANTIES OF FORD

         Ford hereby represents and warrants to each of Commerce One and GM as follows:

        7.1. ORGANIZATION AND GOOD STANDING. Ford is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Ford has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the ability of Ford to consummate the transactions contemplated hereby.

        7.2. AUTHORITY; BINDING NATURE OF AGREEMENTS. Ford has all requisite corporate power and authority to enter into this Agreement and any Related Equity Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Equity Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Ford. This Agreement and any Related Equity Agreements to which Ford is a party have been duly executed and delivered by Ford and constitute the valid and binding obligations of Ford, enforceable in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

        7.3.    NON-CONTRAVENTION; CONSENTS.

                (a) Neither the execution and delivery by Ford nor the consummation or performance by Ford of any of the transactions to be consummated or performed by it under this Agreement or the Related Equity Agreements, will directly or indirectly (with or without notice or lapse of time): (i) violate any provision of Ford's certificate of incorporation or bylaws, or (ii) constitute a violation by Ford of any Requirement of Law.

                (b) Except for compliance with the terms of Sections 13 and 16 of the Exchange Act (if required) and compliance with any applicable antitrust or competition laws, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority on the part of Ford is required in connection with the consummation of the transactions contemplated by this Agreement and the Related Equity Agreements.

                (c) Ford is not in violation of (i) any provision of its certificate of incorporation or bylaws, or (ii) any other agreement, contract, obligation or commitment which, in the case of either (i) or (ii), is material to the ability to perform its obligations under this Agreement or any of the Related Equity Agreements.

        7.4. LITIGATION. As of the date hereof, there are no suits, proceedings or investigations pending or, to the knowledge of Ford, threatened against Ford, which in any such case would materially adversely affect Ford's ability to perform its obligations under this Agreement or any Related Equity Agreement.

        7.5. BROKERS. Ford has not granted or become obligated to pay, or taken any action that likely would result in any Person claiming to be entitled to receive from Ford, any brokerage commission, finder's fee or similar commission or fee in connection with any of the transactions contemplated by this Agreement.

        7.6.    INVESTMENT REPRESENTATIONS.

                (a) Ford understands that none of the Ford Shares has been and none of the Exchange Shares will be at the time of issuance registered under the Securities Act. Ford also understands that the Ford Shares are being, and the Exchange Shares will be, offered and issued pursuant to an exemption from registration contained in the Securities Act based in part upon

Ford's representations contained in this Agreement, and that Commerce One is relying upon the truth and accuracy of Ford's representations, warranties, acknowledgements and understandings with respect to material facts set forth herein.

                (b) Ford is acquiring the Ford Shares and the Exchange Shares for Ford's own account for investment purposes only, and not with the current intention of making a public distribution thereof.

                (c) Ford has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Holdco and Commerce One so that it is capable of evaluating the merits and risks of its investment in Holdco and Commerce One and has the capacity to protect its own interests. Ford, by reason of its business or financial experience, has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement and the Related Equity Agreements. Ford is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

                (d) Ford acknowledges that the Ford Shares and the Exchange Shares may be required to be held indefinitely and that Ford must bear the economic risk of this investment indefinitely unless the Ford Shares or the Exchange Shares are subsequently registered under the Securities Act or an exemption from such registration is available. Ford understands that Holdco's and Commerce One's obligations to register the Ford Shares or the Exchange Shares are set forth in the Registration Rights Agreement. Ford also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Ford to transfer all or any portion of the Ford Shares or the Exchange Shares under the circumstances, in the amounts or at the times Ford might propose.

                (e) Ford has been advised or is aware of the provisions of Rule 144 under the Securities Act ("RULE 144"), which permit limited resale of shares acquired in a private placement subject to the satisfaction of certain conditions, including, among other things: (i) the availability of certain current public information about Holdco or Commerce One, (ii) the resale occurring not less than one year after a party has purchased and paid for, or otherwise acquired, the security to be sold, (iii) the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Exchange Act) and (iv) the number of shares being sold during any three-month period not exceeding specified limitations.

                (f) Ford has not received any information regarding the transactions contemplated herein through any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

        7.7. DISCLOSURE. Ford has received copies of all of Commerce One's filings with the SEC that Ford has requested.


                                  ARTICLE VIII

                      REPRESENTATIONS AND WARRANTIES OF GM

         GM hereby represents and warrants to each of Commerce One and Ford as follows:

        8.1. ORGANIZATION AND GOOD STANDING. GM is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. GM has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the ability of GM to consummate the transactions contemplated hereby.

        8.2. AUTHORITY; BINDING NATURE OF AGREEMENTS. GM has all requisite corporate power and authority to enter into this Agreement and any Related Equity Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Equity Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of GM. This Agreement and any Related Equity Agreements to which GM is a party have been duly executed and delivered by GM and constitute the valid and binding obligations of GM, enforceable in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

        8.3.    NON CONTRAVENTION; CONSENTS.

                (a) Neither the execution and delivery by GM nor the consummation or performance by GM of any of the transactions to be consummated or performed by it under this Agreement or the Related Equity Agreements, will directly or indirectly (with or without notice or lapse of time): (i) violate any provision of GM's certificate of incorporation or bylaws or (ii) constitute a violation by GM of any Requirement of Law.

                (b) Except for compliance with the terms of Sections 13 and 16 of the Exchange Act (if required) and compliance with any applicable antitrust or competition laws, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority on the part of GM is required in connection with the consummation of the transactions contemplated by this Agreement and the Related Equity Agreements.

                (c) GM is not in violation of (i) any provision of its certificate of incorporation or bylaws, or (ii) any other agreement, contract, obligation or commitment which, in the case of either (i) or (ii), is material to the ability to perform its obligations under this Agreement or any of the Related Equity Agreements.

        8.4. LITIGATION. As of the date hereof, there are no suits, proceedings or investigations pending or, to the knowledge of GM, threatened against GM, which in any such case would materially adversely affect GM's ability to perform its obligations under this Agreement or any Related Equity Agreement.

        8.5. BROKERS. GM has not granted or become obligated to pay, or taken any action that likely would result in any Person claiming to be entitled to receive from GM, any brokerage commission, finder's fee or similar commission or fee in connection with any of the transactions contemplated by this Agreement.

        8.6.    INVESTMENT REPRESENTATIONS.

                (a) GM understands that none of the GM Shares has been and none of the Exchange Shares will be at the time of issuance registered under the Securities Act. GM also understands that the GM Shares are being and the Exchange Shares will be offered and issued pursuant to an exemption from registration contained in the Securities Act based in part upon GM's representations contained in this Agreement, and that Commerce One is relying upon the truth and accuracy of GM's representations, warranties, acknowledgements and understandings with respect to material facts set forth herein.

                (b) GM is acquiring the GM Shares and the Exchange Shares for GM's own account for investment purposes only, and not with the current intention of making a public distribution thereof.

                (c) GM has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Holdco and Commerce One so that it is capable of evaluating the merits and risks of its investment in Holdco and Commerce One and has the capacity to protect its own interests. GM by reason of its business or financial experience, has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement and the Related Equity Agreements. GM is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

                (d) GM acknowledges that the GM Shares and the Exchange Shares may be required to be held indefinitely and that GM must bear the economic risk of this investment indefinitely unless the GM Shares or the Exchange Shares are subsequently registered under the Securities Act or an exemption from such registration is available. GM understands that Holdco's and Commerce One's obligations to register the GM Shares or the Exchange Shares are set forth in the Registration Rights Agreement. GM also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow GM to transfer all or any portion of the GM Shares or the Exchange Shares under the circumstances, in the amounts or at the times GM might propose.

                (e) GM has been advised or is aware of the provisions of Rule 144, which permit limited resale of shares acquired in a private placement subject to the satisfaction of certain conditions, including, among other things: (i) the availability of certain current public information about Holdco or Commerce One, (ii) the resale occurring not less than one year after a party has purchased and paid for, or otherwise acquired, the security to be sold,
(iii) the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Exchange Act) and (iv) the number of shares being sold during any three-month period not exceeding specified limitations.

                (f) GM has not received any information regarding the transactions contemplated herein through any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

        8.7. DISCLOSURE. GM has received copies of all of Commerce One's filings with the SEC that GM has requested.

                                   ARTICLE IX

                  REPRESENTATIONS AND WARRANTIES AS TO CVX LLC

         Ford and GM hereby each represent and warrant to Commerce One, jointly and severally, as follows:

        9.1. ORGANIZATION AND GOOD STANDING. CVX LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. CVX LLC has the requisite power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on CVX LLC.

        9.2. CVX LLC GOVERNING DOCUMENTS. Attached as Schedule 9.2 are true and correct copies of CVX LLC's certificate of formation and limited liability company agreement (the "GOVERNING DOCUMENTS"), each as in effect on the date hereof. No action has been taken or is pending to amend the Governing Documents.

        9.3. STATUS OF INTERESTS. On the date hereof, all outstanding interests in CVX LLC are owned by Ford and GM, such interests are free and clear of all liens and encumbrances and such interests will be transferred to Holdco pursuant to the terms of this Agreement free and clear of all liens and encumbrances. CVX LLC does not own any equity interest or other interest in any other Entity.

        9.4. AGREEMENTS. CVX LLC is not a party to or subject to any agreement, and has not taken any action with respect to entering into any agreement, other than the LLC Technology Agreement, the Services Agreement, and the Guaranty.

        9.5. LITIGATION. As of the date hereof, there are no suits, proceedings or investigations pending or, to the knowledge of either Ford or GM, threatened against CVX LLC.

        9.6. BROKERS. CVX LLC has not granted or become obligated to pay, or taken any action that likely would result in any Person claiming to be entitled to receive from CVX LLC, any brokerage commission, finder's fee or similar commission or fee in connection with any of the transactions contemplated by this Agreement.

        9.7. NO OPERATIONS. CVX LLC has not conducted any business, engaged in any operations, or incurred any liabilities prior to the date hereof, except for execution on the date hereof of the LLC Technology Agreement, the Services Agreement and the Guaranty.

                                   ARTICLE X

                              CONDITIONS TO CLOSING

        10.1.   GENERAL CONDITIONS.

                (a) The parties hereto agree that neither the Merger nor the Alternative Transaction shall occur, and each agrees to take all action within its control to cause them not to occur, unless no temporary restraining order, preliminary or permanent injunction, writ or other legally binding order issued by any court or governmental agency of competent jurisdiction exists directing that the transactions contemplated by this Agreement not be consummated in the manner provided for in this Agreement.

                (b) By proceeding on the Closing Date and consummating the Closing, each party shall be deemed conclusively to have accepted or waived fulfillment of all conditions set forth in this Article X and receipt of all deliverables specified in this Article X, unless written notice to the contrary is provided to the other party at such time.

        10.2. CONDITIONS TO COMMERCE ONE'S AND HOLDCO'S OBLIGATIONS TO CONSUMMATE THE MERGER. Commerce One's and Holdco's obligations to consummate the Merger are subject to the satisfaction of each of the following conditions (any of which may be waived by Commerce One, in whole or in part):

                (a) The Merger Agreement shall have been duly adopted by the stockholders of Commerce One.

                (b) The Nasdaq Stock Market shall have authorized for quotation the shares of Holdco Common Stock to be issued in the Merger at or prior to the Merger Effective Date.

                (c) The Registration Statement shall have become effective under the Securities Act and shall not be subject to any stop order proceedings by the SEC seeking a stop order.

                (d) Commerce One shall have received from counsel to Commerce One an opinion dated as of the Merger Effective Date to the effect that the Merger will qualify under the provisions of Section 351 of the Code and/or as a reorganization under Section 368(a) of the Code. Such opinion shall be substantially in the form attached as Exhibit D.

                                   ARTICLE XI

                              ADDITIONAL AGREEMENTS

        11.1. PREPARATION OF THE REGISTRATION STATEMENT AND THE PROXY STATEMENT; COMMERCE ONE STOCKHOLDERS MEETING; FORMATION PROGRESS PAYMENT.

                (a) Each of Commerce One and Holdco shall use their reasonable best efforts to prepare and file with the SEC a proxy statement under the Exchange Act (the "PROXY STATEMENT") and a registration statement under the Securities Act as may be required

(collectively, with the Proxy Statement, the "REGISTRATION STATEMENT") in connection with the Merger in form and substance reasonably satisfactory to Holdco, Commerce One, Ford and GM as soon as practicable following the date of this Agreement. Each of Commerce One and Holdco shall promptly use their reasonable best efforts to (i) respond to any comments of the SEC, (ii) have the Registration Statement declared effective under the Securities Act and the rules and regulations promulgated under the Securities Act and (iii) and have the Proxy Statement cleared by the SEC under the Exchange Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger. Commerce One and Holdco will notify each of Ford and GM promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Registration Statement or the Proxy Statement or for additional information and will supply each of Ford and GM with copies of all correspondence between such party or any of its representatives and the SEC, with respect to the Registration Statement. Commerce One shall afford each of Ford and GM the opportunity to participate in the SEC clearance process and any amendments or supplements to the Registration Statement and Proxy Statement shall be in form and substance reasonably satisfactory to Holdco, Commerce One, Ford and GM. The Registration Statement shall comply in all material respects with all applicable requirements of law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Registration Statement, Commerce One and Holdco shall promptly inform each of Ford and GM of such occurrences and shall use commercially reasonable efforts to file with the SEC and/or mail to the stockholders of Commerce One such amendment or supplement. Commerce One and Holdco also shall take any reasonable action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of shares of Holdco pursuant to the Merger, and Commerce One and Holdco shall furnish all information concerning Commerce One and the holders of shares of Commerce One Common Stock and rights to acquire shares of Commerce One Common Stock as may be reasonably requested in connection with any such action.

                (b) Commerce One shall, as soon as practicable following the effectiveness of the Registration Statement duly call and give notice of a meeting of its stockholders (the "COMMERCE ONE STOCKHOLDERS MEETING") for the purpose of obtaining the Commerce One Stockholder Approval. Commerce One will use its reasonable best efforts to cause the Proxy Statement to be mailed to Commerce One's stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. The Commerce One Stockholders Meeting shall not be called for the purpose of voting on any
Section 11.11(a) Transaction.

                (c) Commerce One shall, through its Board of Directors, recommend to its stockholders that they adopt the Merger Agreement, and the Proxy Statement shall state that each director of Commerce One intends to vote all of the shares of Commerce One Common Stock owned by such director individually in favor of the adoption of the Merger Agreement. Commerce One shall and shall cause each officer of Commerce One to take such reasonable actions as Ford or GM may request in connection with the solicitation of proxies to vote in favor of the adoption of the Merger Agreement, including but not limited to, (i) the engagement of a proxy solicitor, (ii) proxy solicitation by officers of the Company in person, by letter or by telephone, (iii) a "road show" for institutional stockholders of the Company conducted by senior management of Commerce One (including, but not limited to, at least one of the two officers identified in Section I of Schedule 11.1(c) or both of the two officers identified in Section II of

Schedule 11.1(c)) and (iv) meetings between Commerce One's senior management (including, but not limited to, the Chief Executive Officer of Commerce One or the President of Commerce One) and any members of senior management of GM and Ford to discuss additional means and strategies for encouraging Commerce One's stockholders to adopt the Merger Agreement. Ford and GM agree to reasonably assist Commerce One in taking any of the actions contemplated by clauses (i) through (iv) of the previous sentence in connection with the solicitation of proxies from Commerce One's stockholders to vote in favor of the adoption of the Merger Agreement.

                (d) Commerce One shall use its reasonable best efforts to hold the Commerce One Stockholders Meeting, on a day not earlier than twenty-one
(21) days after, but not later than forty-five (45) days after, the date the Proxy Statement is mailed.

                (e) If on the date of the Commerce One Stockholders Meeting, Commerce One has not received a sufficient number of proxies in favor of the adoption of the Merger Agreement (but less than a majority of the outstanding shares of Commerce One Common Stock have voted against the adoption of the Merger Agreement), then Commerce One shall adjourn the Commerce One Stockholders Meeting until the first to occur of (i) the date twenty (20) days after the originally scheduled date of the Commerce One Stockholders Meeting or (ii) the date on which the requisite number of proxies in favor of the adoption of the Merger Agreement have been obtained or proxies have been received representing more than a majority of the outstanding shares of Commerce One Common Stock voting against the adoption of the Merger Agreement.

        11.2.    DELIVERY OF COVISINT SHARES TO HOLDCO.

                (a) The First 1% Covisint Shares shall be released from escrow by Covisint upon the following terms:

                (i) if Commerce One mails the Proxy Statement to its stockholders pursuant to Section 11.1 within six calendar months of the date hereof, Covisint shall immediately release the First 1% Covisint Shares to Holdco (PROVIDED, HOWEVER, that (A) if the SEC staff reviews the Registration Statement and (B)(1) Commerce One is using reasonable best efforts to resolve any comments of the SEC staff relating to the Registration Statement or the Merger and (2) if the aggregate number of days elapsed between each filing of the Registration Statement, or amendment thereto, and the receipt of comments thereon or the declaration of effectiveness thereof, as the case may be (such number of days, the "SEC REVIEW PERIOD") exceeds 45 days, then the six calendar month period shall be extended by such number of days as equals the number of days that the SEC Review Period exceeds 45 days);

                (ii) if the Commerce One Stockholder Approval is received within nine calendar months of the date hereof, Covisint shall release the First 1% Covisint Shares to Holdco (if such shares have not been previously released pursuant to clause (i) above) on the earlier to occur of the Merger Effective Date or the Alternative Transaction Date; and

                (iii) if the Commerce One Stockholder Approval is not obtained within nine calendar months of the date hereof, and if the First 1% Covisint Shares have not been released to Holdco pursuant to Section 11.2(a)(i), then (x) Covisint shall immediately release half of the Ford Covisint Shares (i.e., Ford's portion of the First 1% Covisint Shares) to Ford and (y) Covisint shall immediately release half of the GM Covisint Shares (i.e., GM's portion of the First 1% Covisint Shares) to GM; PROVIDED, HOWEVER, that if either Ford or GM has knowingly, and in bad faith, taken any action that delays the mailing of the Proxy Statement and such action is a significant cause of Commerce One's failure to mail the Proxy Statement to its stockholders within the time period specified in clause (i) above, then Covisint shall instead release the First 1% Covisint Shares to Holdco on the earlier to occur of the Merger Effective Date or the Alternative Transaction Date.

                (b) The Second 1% Covisint Shares shall be released from escrow by Covisint upon the following terms:

                (i) if (A) the Commerce One Stockholder Approval is obtained within nine calendar months from the date hereof and (B) Covisint has not terminated its "Promotional Commitment" or its "Commitment to Use" as provided in Section 2.6.1 of the LLC Technology Agreement within the first 12 calendar months from the date of the LLC Technology Agreement, then Covisint shall immediately release the Contributed Covisint Shares to Holdco on the expiration of such 12 calendar month period; and

                (ii) if the Commerce One Stockholder Approval is obtained within nine calendar months from the date hereof and (B) Covisint has terminated its "Promotional Commitment" or its "Commitment to Use" as provided in Section 2.6.1 of the LLC Technology Agreement within the first 12 calendar months from the date of the LLC Technology Agreement, then Covisint shall immediately release the Contributed Covisint Shares to Holdco on the expiration of 42 calendar months from the date of the LLC Technology Agreement.

                (iii) notwithstanding any provision in this Section 11.2(b) to the contrary, if the Commerce One Stockholder Approval is not obtained within nine calendar months from the date hereof, then (x) Covisint shall immediately release half of the Ford Covisint Shares (i.e., Ford's portion of the Second 1% Covisint Shares) to Ford and (y) Covisint shall immediately release half of the GM Covisint Shares (i.e., GM's portion of the Second 1% Covisint Shares) to GM; PROVIDED, HOWEVER, that if either Ford or GM has knowingly, and in bad faith, taken any action that materially impairs Commerce One's ability to obtain the Commerce One Stockholder Approval, then Covisint shall instead release the Second 1% Covisint Shares to Holdco on the earlier to occur of the Merger Effective Date or Alternative Transaction Date.

        11.3. COSTS OF HOLDING COMPANY TRANSACTIONS. Upon consummation of the Merger and the provision by Commerce One to Ford, GM and DC of reasonably detailed invoices and other documentation, which invoices and documentation need not include details of individual cost components, each of Ford, GM and DC shall promptly reimburse Holdco for one-third of the aggregate reasonable third-party out-of-pocket costs and expenses, up to a maximum amount of $416,666.67 for each of Ford, GM and DC, including but not limited to legal fees, accounting fees, SEC filing fees, Nasdaq Stock Market filing fees, and other third-party out-of-pocket expenses relating to the Holding Company Transactions, including SEC filings and no-action letter requests, contemplated by this Agreement. In the event that the obligations of Holdco, Commerce One and Mergerco to effect the Merger are terminated pursuant to Section 3.1 hereof, the obligations of Ford, GM and DC to make any payments under this Section shall be null and void.

        11.4.   TAX TREATMENT.

                (a) In the case of the Holding Company Transactions described in Section 2.1, (i) each of Commerce One, Holdco, Ford and GM shall use commercially reasonable efforts to obtain an opinion of counsel to Commerce One dated as of the Merger Effective Date substantially in the form of Exhibit D to the effect that the Merger will qualify under the provisions of Section 351 of the Code and as a reorganization under Section 368(a) of the Code, and (ii) each of the parties hereto shall (1) use commercially reasonable efforts to cause such transactions to qualify under Section 351 and to cause the Merger to qualify under Section 368(a) of the Code, (2) file all tax returns and reports (and shall cooperate with each other in connection with such filings) in a manner that treats such transactions as qualifying under Section 351 of the Code (and shall file all tax returns and reports in a manner that treats the Merger as qualifying under Section 368(a) of the Code), and (3) use its commercially reasonable efforts to maintain the Section 351 and Section 368(a) qualification in all proceedings involving any tax authority. If, in any audit or similar proceeding involving any of the parties, any tax authority challenges or otherwise questions the Section 351 and Section 368(a) qualification, such party shall promptly inform the others, and all parties hereto shall cooperate in an effort to maintain the Section 351 and Section 368(a) qualification.

                (b)     In the case of the Alternative Transaction described in
Section 3.1, each of the parties hereto shall (i) use commercially reasonable efforts to cause such transaction to qualify as a reorganization under Section 368(a) of the Code, (ii) file all tax returns and reports (and shall cooperate with each other in connection with such filings) in a manner that treats such transaction as so qualifying, and (iii) use its commercially reasonable efforts to maintain such qualification in all proceedings involving any tax authority. If, in any audit or similar proceeding involving any of the parties, any tax authority challenges or otherwise questions such qualification, such party shall promptly inform the others, and all parties hereto shall cooperate in an effort to maintain such qualification.

        11.5. QUOTATION DATE. Prior to the Merger Effective Date, Holdco shall use commercially reasonable efforts to have the Nasdaq Stock Market authorize for quotation, at or prior to the Merger Effective Date, the shares of Holdco Common Stock to be issued in the Merger and the GM Shares. In the event that the Merger is not consummated, Commerce One shall use commercially reasonable efforts to have The Nasdaq Stock Market authorize for quotation, at or prior to the Alternative Transaction Closing Date, the Exchange Shares to be issued pursuant to the Alternative Transaction.

        11.6.   FILINGS AND CONSENTS.

                (a) Each party hereto will cooperate with each other party with respect to obtaining, as promptly as practicable, and in any event prior to the Closing, all necessary consents, approvals, authorizations and agreements of, and the giving of all notices and making of all other filings with, any third parties, including Governmental Authorities, necessary to authorize, approve or permit the transactions contemplated by this Agreement and the Related Equity Agreements.

                (b) To the extent not filed prior to the date hereof and to the extent required, as soon as practicable after the execution of this Agreement, Holdco, Commerce One, Ford and GM each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable notification forms required by the merger notification or control laws and regulations of any other jurisdiction as may be necessary or desirable to consummate the transactions contemplated hereby. Holdco, Commerce One, Ford and GM each shall promptly (i) supply the other with any information which may be required in order to effectuate such filings and (ii) supply any additional information which reasonably may be required by the FTC, the DOJ or the applicable competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate. The parties agree to request and take such other action as shall be necessary to obtain early termination of the HSR Act waiting period; PROVIDED that this sentence shall apply only to the transactions contemplated by this Agreement and the Related Equity Agreements, and PROVIDED, FURTHER, that none of Commerce One, Holdco, Ford or GM shall be required to agree to any divestiture by such entity or any of their respective subsidiaries or Affiliates of shares of capital stock or of any business, assets or property of such entity or their respective subsidiaries or Affiliates or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

        11.7. COVENANT TO SATISFY CONDITIONS. Each party agrees to use all reasonable efforts to ensure that the conditions to the other party's obligations hereunder set forth in Article X, insofar as such matters are within the control of such party, are satisfied as promptly as practicable.

        11.8. FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments, documents or other writings as may be reasonably requested by any other party in order to confirm and carry out and to effectuate fully the intent and purposes of this Agreement. In furtherance and not in limitation of the foregoing, Holdco, Commerce One, Ford and GM shall cooperate and use commercially reasonable efforts to cause the rights and obligations of CVX LLC under the LLC Technology Agreement to inure to Commerce One and Holdco, as appropriate, as the direct or indirect owner of CVX LLC.

        11.9.   CONTROL AND OPERATING OF CVX LLC.

                (a) Prior to the Merger Effective Time or the closing of the Alternative Transaction, as applicable, without the prior written consent of Commerce One, each of Ford, GM and Holdco shall not, and the parties hereto shall not permit Holdco to, directly or indirectly, (i) dispose of, or cause or permit CVX LLC to issue any equity interest in CVX LLC, (ii) cause or permit any Person other than Commerce One, Holdco or their wholly owned subsidiaries to beneficially own any equity interest in CVX LLC or have any right to manage or control CVX LLC, (iii) cause or permit CVX LLC to engage in any operations or conduct any business, except for the performance of its obligations under the terms of the LLC Technology Agreement, the Services Agreement and the Guaranty, or (iv) cause or permit Holdco to amend its certificate of incorporation or by-laws.

                (b) From and after the Merger Effective Time or the closing of the Alternative Transaction, as applicable, without the prior written consent of Ford and GM, neither Commerce One nor Holdco (nor any of their permitted successors or assigns) shall, directly or indirectly, (i) dispose of, or permit CVX LLC to issue, any equity interest in CVX LLC, (ii) permit any Person other than Commerce One, Holdco or their wholly owned subsidiaries to beneficially own any equity interest in CVX LLC or have any right to manage or control CVX LLC, or (iii) permit CVX LLC to engage in any operations or conduct any business, except for the performance of its obligations under the terms of the LLC Technology Agreement, the Services Agreement and the Guaranty.

                (c) From and after the Merger Effective Time or the closing of the Alternative Transaction, as applicable, Holdco and Commerce One shall cause CVX LLC to timely comply in full with each and every agreement, covenant and obligation of CVX LLC under the LLC Technology Agreement to the same extent as if Holdco or Commerce One, as applicable, were the obligor thereunder, it being understood that Holdco and Commerce One's obligation hereunder is a guaranty of performance by CVX LLC of its obligations under the LLC Technology Agreement (subject in all cases to the terms and conditions of the LLC Technology Agreement and all the exhibits thereto as if Holdco and Commerce One stood in the stead of CVX LLC thereunder). This paragraph (c) shall be for the benefit of, and enforceable by, Covisint, and is not for the benefit of, and shall not be enforceable by, either Ford or GM.

                (d) Prior to the Alternative Transaction Date, neither Ford nor GM shall remove, or cause to be removed, the directors of Holdco. Ford and GM agree to vote their shares of Holdco Common Stock in favor of the adoption of forms of a certificate of incorporation and bylaws of Holdco requested by Commerce One, PROVIDED that such certificate of incorporation and such bylaws shall only become effective immediately prior to or at the Merger Effective Time.

        11.10. SHAREHOLDER RIGHTS PLAN. In the event that Holdco or Commerce One adopts or has in effect a shareholder rights plan (commonly known as a "poison pill"), each of Ford, GM, any Ford Controlled Entity and any GM Controlled Entity shall be excepted from the operation of such plan, subject to the terms and conditions of the Standstill Agreement and only to the extent of the Standstill Limit, irrespective of whether the Standstill Agreement is in effect at such time or any time in the future.

        11.11.  CERTAIN EVENTS.

                (a) For the purposes of this Agreement, "SECTION 11.11(a) TRANSACTION" shall mean any merger, consolidation, sale of substantially all assets, recapitalization, reorganization, share exchange, dissolution or other transaction by Commerce One (regardless of the manner in which effected), in each case as a result of which shares of Commerce One Common Stock are converted into the right, or the holders thereof are otherwise entitled, to receive stock, securities or other property, including cash or any combination thereof (other than the Merger and the Alternative Transaction).

                (b) Until after the earlier to occur of the Merger Effective Date or the consummation of the Alternative Transaction described in Section 3.1 hereof, if Commerce One engages in or establishes a record date with respect to any of the following events (each, an "ADJUSTMENT EVENT"):

                (i) a subdivision (by stock split, stock dividend, recapitalization or otherwise) of shares of Commerce One Common Stock or the declaration of a dividend or other distribution with respect to Commerce One Common Stock in shares of Commerce One Common Stock;

                (ii) a combination (by reverse stock split or otherwise) of the outstanding shares of Commerce One Common Stock; or

                (iii) a reclassification, exchange, substitution, recapitalization, reorganization, merger, consolidation, sale of substantially all of its assets, share exchange, dissolution or other transaction (regardless of the manner in which effected), in each case as a result of which shares of Commerce One Common Stock are converted into the right, or the holders thereof are otherwise entitled, to receive stock, securities or other property, including cash or any combination thereof (other than the Merger and the Alternative Transaction) ("OTHER PROPERTY"),

then, in each such case, the terms of the Merger or Alternative Transaction shall be adjusted, and the agreement, resolution or other instrument for any such transaction shall contain provisions reasonably satisfactory to Ford and GM, to provide that (1) each of Ford and GM shall be entitled to receive, upon the consummation of the Merger or the Alternative Transaction, as the case may be, that number of shares of Holdco Common Stock or Commerce One Common Stock (or Other Property), as the case may be, that Ford or GM, as the case may be, would have received if the Merger or Alternative Transaction had occurred immediately prior to the occurrence of the Adjustment Event and (2) each of Holdco and Commerce One shall take all necessary action to give effect to the provisions of this Section (including, in the case of Holdco, a corresponding subdivision, combination or reclassification of its shares of capital stock, as applicable). The adjustments contemplated by this Section 11.11(b) shall be made successively whenever any Adjustment Event shall occur. In the event of any reclassification of shares of Commerce One Common Stock or Holdco Common Stock, all references herein to Commerce One Common Stock or Holdco Common Stock, respectively, shall mean and refer (except where the context otherwise requires) to such capital stock as so reclassified.

                (c) Until after the earliest to occur of the Merger Effective Date or the consummation of the Alternative Transaction described in
Section 3.1 hereof, Holdco shall not (i) engage in or establish a record date with respect to (A) any of the types of events described in Section 11.11(b), except as shall be necessary to give effect to the provisions of Section 11.11(b), or (B) any merger, consolidation, sale of substantially all of its assets, recapitalization or reorganization (other than the Merger), or (ii) issue any shares of its capital stock (except in the Merger or as shall be necessary to give effect to the provisions of Section 11.11(b)).

                (d) Holdco and Commerce One shall at all times reserve and keep available out of authorized but unissued shares of their Common Stock, solely for the purpose of meeting their respective obligations under this Agreement, a sufficient number of shares of their Common Stock to meet their respective obligations under this Agreement. If at any time the number of authorized but unissued shares of Common Stock of Holdco or Commerce One shall not be sufficient to meet the obligations of Holdco or Commerce One under this Agreement, in addition to such other remedies as shall be available to Ford or GM, each of Holdco or Commerce One, as applicable, shall use its reasonable best efforts to take such corporate action as may, in the opinion of its legal counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                (e) If any event occurs of the type contemplated by the provisions of this Section 11.11 but not expressly provided for by such provisions, there shall be an appropriate adjustment in the number of shares of Holdco Common Stock or Commerce One Common Stock, as the case may be, issuable to each of Ford and GM so that following the consummation of the Merger or the Alternative Transaction, as the case may be, each of Ford and GM shall hold the number of shares of capital stock necessary to preserve for each of them the economic benefits contemplated by this Agreement and the Related Equity Agreements.

                (f) Commerce One and Holdco shall give to each of Ford and GM prompt written notice of any of the transactions or events described in this
Section 11.11.

        11.12. SUCCESSION. As soon as practicable after the date hereof, Commerce One shall seek a no-action letter from the SEC with respect to the status of Holdco as a successor of Commerce One for purposes of the use of Form S-3 and applicable holding periods under Rule 144 and any other similar matter. Each of Ford and GM shall cooperate and assist Commerce One with respect to the filing of the no-action letter request. In the event that the SEC does not issue a no-action letter in form and substance reasonably satisfactory to Commerce One to permit Holdco to use Form S-3 for a securities offering for which such form would be appropriate under the applicable rules of the SEC, Ford and GM shall each reimburse Commerce One for one-half of the additional third-party out-of-pocket costs, including but not limited to legal fees, accounting fees, and other third-party out-of-pocket expenses incurred by Commerce One in preparing and filing one or more registration statements on Form S-1 during the one year period following the Merger Effective Date, in each instance where Form S-3 would otherwise be available for the proposed securities sale but for the failure of the SEC to issue a favorable no-action letter relating to the right of Holdco as successor to Commerce One to use Form S-3.

        11.13.  INDEMNIFICATION.

                (a) GENERAL. Each of Ford and GM hereby agree to indemnify and hold harmless Holdco and Commerce One for any and all liability, cost or expense of Holdco or CVX LLC, including reasonable attorney's fees, arising prior to the Closing Date and to the extent arising by reason of CVX LLC having been a direct or indirect subsidiary of Ford and/or GM prior to the Closing Date, other than tax matters.

                (b)     TAX MATTERS.

                (i)     LIABILITY FOR TAXES.

                                (a)      Except as provided in the LLC
                Technology Agreement, Holdco and CVX LLC each shall be liable for and shall indemnify each of Ford and GM against all Taxes imposed on Holdco (but not including Taxes attributable to Commerce One Holding, Inc. ("COMMERCE ONE HOLDING") for any taxable year or period that ends on or before the Closing Date. In the case of any Taxes determined on a combined basis with Ford and GM, the amount of Taxes imposed on Holdco and CVX LLC or any subsidiary of Holdco shall be determined as if Holdco or any subsidiary of Holdco were filing tax returns on a standalone basis (e.g. not as part of the Ford and/or GM combined groups) except that (1) for income tax purposes the maximum marginal rate of tax on taxable income shall be used and (2) no alternative minimum tax shall be taken into account.

                                (b) Ford and GM shall be liable for their respective share of, and shall indemnify Holdco and Commerce One against, all Taxes for any taxable year that ends on or before the Closing Date imposed on Holdco or any subsidiary of Holdco arising under any provision of state or foreign law similar to Treasury Regulation Section 1.1502-6 other than Taxes imposed by reason of being a member of a consolidated group of which Holdco is the common parent and GM shall be liable for, and indemnify Holdco and Commerce One against, any Taxes attributable to the activities or operations of Commerce One Holding.

                                (c)      For purposes of paragraphs (i)(A) and
                (i)(B) of this Section 11.13(b), whenever it is necessary to determine the liability for Taxes for a portion of any period beginning before and ending after the Closing Date (a "STRADDLE PERIOD"), the determination of the Taxes for the portion of the Straddle Period ending on and including, and the portion of the Straddle Period beginning after, the Closing Date shall be determined by assuming that the Straddle Period consisted of two taxable years or periods, one which ended at the close of the Closing Date and the other which began at the beginning of the day following the Closing Date, and items of income, gain, deduction, loss or credit for the Straddle Period shall be allocated between such two taxable years or periods on a "closing of the books basis" by assuming that the books of the CVX LLC, Holdco or any subsidiary of Holdco were closed at the close of the Closing Date; PROVIDED, HOWEVER, that exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned between such two taxable years or periods on a daily basis.

                (ii) TAX RETURNS; REMITTANCE OF TAX. With respect to all Tax Returns that are required to be filed by or with respect to CVX LLC, Holdco and any subsidiary of Holdco for taxable years or periods ending on or before the Closing Date, Ford and GM shall (A) file or cause to be filed all such Tax Returns when due and (B) cause Holdco or CVX LLC to remit out of its funds any Taxes which are the obligation of Holdco or CVX LLC under this Agreement due in respect of such Tax Returns. Holdco (if the Merger takes place) or Commerce One (if the Alternative Transaction takes place) shall file or cause to be filed when due all Tax Returns of CVX LLC and Holdco not required to be filed by Ford and GM.

                (iii) TAXES, ETC. For purpose of this Section, (A) "TAXES" means all Federal, state, local, foreign and other income, minimum, alternative minimum, gross receipts sales, use, ad valorem, employment, withholding, goods and services, value added, transfer, single-business or other taxes, customs duties or tariffs, fees, assessments or charges of any kind, together with any interest and any additions to tax, penalties and similar amounts with respect thereto; (B) "TAX" means any one of the foregoing Taxes; and (C) "TAX RETURNS" means all returns, reports, information returns, information statements, schedules and any other forms and information required to be filed or submitted with the United States Internal Revenue Service or any state, local, foreign or other tax authority or to be provided to any person under applicable law (including statues, regulations, rulings, or other administrative authorities, agreements or other applicable requirements) pertaining to Taxes.


                                  ARTICLE XII

                                  MISCELLANEOUS

        12.1.   LEGENDS; STOP TRANSFER ORDERS.

                (a) All certificates representing the shares issued to Ford and GM hereunder shall bear the following legends:

                (i) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER MAY REQUIRE AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT THAT A PROPOSED TRANSFER OR SALE IS IN COMPLIANCE WITH THE ACT."

                (ii) "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS PURSUANT TO SECTION 2 OF THAT CERTAIN STANDSTILL AND STOCK RESTRICTION AGREEMENT, DATED DECEMBER 8, 2000, BY AND AMONG NEW COMMERCE ONE HOLDING, INC., COMMERCE ONE, INC., FORD MOTOR COMPANY AND GENERAL MOTORS CORPORATION."

                (iii) Any legend required by the blue sky or securities laws of any state or jurisdiction to the extent such laws are applicable to the shares represented by the certificate so legended and any legend required by the Standstill Agreement.

                (b) The certificates representing the Milestone Shares shall bear the following additional legend:

         "THE SHARES TO WHICH THIS CERTIFICATE RELATES ARE SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN MILESTONE SHARES ESCROW AGREEMENT DATED DECEMBER 8, 2000 BY AND AMONG NEW COMMERCE ONE, INC., COMMERCE ONE, INC., FORD MOTOR COMPANY, GENERAL MOTORS CORPORATION AND U.S. BANK TRUST NATIONAL ASSOCIATION."

                (c) The certificates representing the shares issued to Ford and GM hereunder will be subject to a stop transfer order with Commerce One's or Holdco's, as applicable, transfer agent that restricts the transfer of such shares except in compliance with this Agreement and the Standstill Agreement.

                (d) Upon request of Ford or GM, as applicable at any time when any of the shares issued to Ford and GM hereunder are no longer subject to the restrictions set forth in any of the legends described in Section 12.1(a), Commerce One or Holdco, as applicable, shall, and shall cause its transfer agent to, remove such restrictive legends from the certificates representing such shares and to cancel the stop orders referred to in Section 12.1(c) with respect to such shares.

        12.2.   INTERPRETATION.

                (a) The various section headings are inserted for purposes of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                (b) Each party hereto acknowledges that it has been represented by competent counsel and participated in the drafting of this Agreement, and agrees that any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation of this Agreement.

                (c) When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article, Section of, Exhibit to or Schedule to this Agreement unless otherwise indicated.

        12.3. FEES AND EXPENSES. Each party shall be solely responsible for the payment of the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, except to the extent expressly set forth in this Agreement. Without limiting the generality of the foregoing, (i) Ford shall pay all stamp and other taxes payable under Michigan law, if any, which may be payable in respect of the issuance and delivery to Ford of Holdco Common Stock or Commerce One Common Stock pursuant to the terms of this Agreement and shall save Holdco or Commerce One, as applicable, harmless against any loss or liability resulting from non-payment or delay in the payment of any such tax; (ii) GM shall pay all stamp and other taxes payable under Michigan law, if any, which may be payable in respect of the issuance and delivery to GM of Holdco Common Stock or Commerce One Common Stock pursuant to the terms of this Agreement and shall save Holdco or

Commerce One, as applicable, harmless against any loss or liability resulting from non-payment or delay in the payment of any such tax; and (iii) Commerce One shall pay all stamp and other taxes payable under California and Delaware law, if any, which may be payable in respect of the issuance and delivery to Commerce One of Holdco Common Stock or Commerce One Common Stock pursuant to the terms of this Agreement and shall save Ford and GM, as applicable, harmless against any loss or liability resulting from non-payment or delay in the payment of any such tax.

        12.4.   GOVERNING LAW; MEDIATION; JURISDICTION AND VENUE.

                (a) This Agreement is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties.

                (b) If a dispute arises among the parties relating to this Agreement, the procedures set forth in Article II of the LLC Technology Agreement shall be implemented before a party pursues other available remedies, except that a party may seek injunctive relief from a court where appropriate in order to maintain the status quo while such procedure is being followed.

                (c) Each party hereto (other than DC, but without prejudice to such court's ability to exercise jurisdiction over DC and without any acknowledgement by any other party that such court would lack jurisdiction over
DC) agrees that any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced exclusively in any state or federal court located in Wayne County, Michigan. Subject to the preceding sentence, each party hereto:

                (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in Wayne County, Michigan (and each appellate court located in the State of Michigan) in connection with any such legal proceeding, including to enforce any settlement, order or award (except in the case of DC, as noted above);

                (ii) agrees that each state and federal court located in Wayne County, Michigan shall be deemed to be a convenient forum;

                (iii) waives and agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in Wayne County, Michigan, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court; and

                (iv) agrees to the entry of an order to enforce any resolution, settlement, order or award made pursuant to this Section by the state and federal courts located in Wayne County, Michigan and in connection therewith hereby waives, and agrees not to assert by way of motion, as a defense, or otherwise, any claim that such resolution, settlement, order or award is inconsistent with or violative of the laws or public policy of the laws of the State of Michigan or any other jurisdiction.

                (d) In the event of any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement, the prevailing party shall be entitled to payment by the non-prevailing party of all costs and expenses (including reasonable attorneys' fees) incurred by the prevailing party, including any costs and expenses incurred in connection with any challenge to jurisdiction before any state or federal court located in Wayne County, Michigan.

        12.5. SPECIFIC ENFORCEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific intent or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, without bond, to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they may be entitled by law or equity, and any party sued for breach of this Agreement expressly waives any defense that a remedy in damages would be adequate.

        12.6. NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and are not for the benefit of, nor may any provision hereof or thereof be enforced by, any other Person.

        12.7. ENTIRE AGREEMENT. This Agreement, the Related Equity Agreements, the Unit Holders Agreement, the Covisint Operating Agreement, LLC Technology Agreement, Services Agreement, the Guaranty and the other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

        12.8. SEVERABILITY. The provisions of this Agreement shall be severable, and any invalidity, unenforceability or illegality of any provision or provisions of this Agreement shall not affect any other provision or provisions of this Agreement, and each term and provision of this Agreement shall be construed to be valid and enforceable to the full extent permitted by law.

        12.9.   AMENDMENT AND WAIVER.

                (a) This Agreement may be modified only pursuant to a writing executed by authorized representatives of each of Ford, GM, Holdco and Commerce One. The parties to this Agreement expressly agree that all amendments to this Agreement must be signed by a Vice President or higher-level officer of such party in order to be effective and enforceable against such party. The parties expressly disclaim the right to claim the enforceability or effectiveness of (i) any amendments to this Agreement that are not executed by a Vice President or higher-level officer of the other parties, (ii) any oral modifications to this Agreement, and (iii) any other amendments that are based on course of dealing, waiver, reliance, estoppel or other similar legal theory. The parties expressly disclaim the right to enforce any rule of law that is contrary to the terms of this Section 12.9(a).

                (b) No failure to exercise and no delay in exercising any right, power or privilege granted under this Agreement shall operate as a waiver of such right, power or privilege. No single or partial exercise of any right, power or privilege granted under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.

        12.10. SUCCESSORS AND ASSIGNS. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties; provided, however, that (a) Ford may, without the prior written approval of Commerce One or Holdco, assign this Agreement and each of its rights hereunder, in whole or in part, to any Person to which Ford would then be entitled to transfer the Ford Shares under the Standstill Agreement and (b) GM may, without the prior written approval of Commerce One or Holdco, assign this Agreement and each of its rights hereunder, in whole or in part, to any Person to which GM would then be entitled to transfer the GM Shares under the Standstill Agreement; provided that in each such case, such rights are transferred in accordance with the terms of the Standstill Agreement and such transferee executes and delivers a counterpart or copy of this Agreement thereby agreeing to be bound by the terms and provisions set forth herein. Except as permitted herein, any assignment of rights or delegation of duties under this Agreement by a party without the prior written consent of the other parties shall be void ab initio. Subject to the preceding two sentences, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        12.11. RELATIONSHIP OF THE PARTIES. For all purposes of this Agreement, each of the parties hereto and their respective Affiliates shall be deemed to be independent entities and, anything in this Agreement to the contrary notwithstanding, nothing herein shall be deemed to constitute the parties hereto or any of their respective Affiliates as partners, joint venturers, co-owners, an association or any entity separate and apart from each party itself, nor shall this Agreement make any party hereto an employee or agent, legal or otherwise, of the other parties for any purposes whatsoever. This Agreement does not create or constitute, and shall not be construed as creating or constituting, a voting trust agreement under the DGCL or any other applicable corporation law. None of the parties to this Agreement is authorized to make any statements or representations on behalf of any other party or in any way to obligate any other party, except as expressly authorized in writing by the other parties. Anything in this Agreement to the contrary notwithstanding, no party hereto or thereto shall assume nor shall be liable for any liabilities or obligations of the other parties, whether past, present or future.

        12.12. NOTICES. Any written notice required or permitted to be delivered pursuant to this Agreement shall be in writing and shall be deemed delivered: (a) upon delivery if delivered in person; (b) three (3) Business Days after deposit in the United States mail, registered or certified mail, return receipt requested, postage prepaid; (c) upon transmission if sent via facsimile, with a confirmation copy sent via a national overnight courier, PROVIDED that confirmation of such overnight delivery is received by the sender; and (d) one
(1) Business Day after deposit with a
national overnight courier, PROVIDED that confirmation of such overnight delivery is received by the sender,, in each case addressed to the following addresses:

                (i)      If to Ford:

                         Ford Motor Company
                         The American Road, Suite 1038
                         Dearborn, MI  48126-2798
                         Attn:  Secretary
                         Fax:  (313) 323-2130

                         with a copy to:

                         Simpson Thacher & Bartlett
                         425 Lexington Avenue
                         New York, NY 10017
                         Attn:  David J. Sorkin, Esq.
                         Fax:  (212) 455-2502

                (ii)     If to GM:

                         General Motors Corporation
                         767 Fifth Avenue
                         New York, New York  10153-0075
                         Attn:  Treasurer's Office
                         Fax:  (212) 418-3695

                         with a copy to:

                         General Motors Corporation
                         300 Renaissance Center
                         25th Floor
                         Detroit, Michigan  48265
                         Attn:  General Counsel
                         Fax: (313) 665-4978

                (iii)    If to Commerce One:

                         Commerce One, Inc.
                         4440 Rosewood Drive
                         Pleasanton, CA 94588
                         Attn: Chief Executive Officer
                         Fax:  (925) 520-6066

                         with copies to:

                         Commerce One, Inc.

                         4440 Rosewood Drive
                         Pleasanton, CA 94588
                         Attn: General Counsel
                         Fax:  (925) 520-6066

                         and

                         Wilson Sonsini Goodrich & Rosati
                         Professional Corporation
                         650 Page Mill Road
                         Palo Alto, California 94304
                         Attn: N. Anthony Jeffries, Esq.
                         Fax: (650) 493-6811

                (iv)     If to DC:

                         DaimlerChrysler Corporation
                         1000 Chrysler Drive
                         Auburn Hills, MI 48326-2766
                         Attn: Senior Vice President & General Counsel
                         Fax: (248) 512-1771

                (v)      If to Covisint:

                         Covisint, LLC
                         25800 Northwestern Highway
                         Suite 100
                         Southfield, Michigan  48075
                         Attn:  Chief Executive Officer
                         Fax: (248) 827-6491

                (vi) If to Holdco, to Holdco c/o Commerce One, with a copy to Wilson Sonsini Goodrich & Rosati, each as set forth herein, with a copy to Ford, GM and DC as set forth herein,


or to such other address as may be specified by any party upon notice given to each of the other parties.

                12.13. FACSIMILE; COUNTERPARTS. This Agreement may be executed by facsimile in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                12.14. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties contained in this Agreement shall survive until the date which is three (3) years following the Merger Closing Date or the date of the Alternative Transaction as the case may be.

                12.15. NO IMPAIRMENT OF RIGHTS. Commerce One and Holdco each hereby agree that it will not, through the amendment of its certificate of incorporation, or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or otherwise, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holder against impairment. Without limiting the generality of the foregoing, Commerce One and Holdco each will (i) take all such action as may be necessary or appropriate in order that Commerce One and Holdco may validly and legally issue hereunder fully paid and nonassessable shares of their respective Common Stock, free and clear of any liens, encumbrances and restrictions, and (ii) use its commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction as may be necessary to enable Commerce One and Holdco to perform their respective obligations hereunder.

                12.16. TERMINATION. This Agreement shall terminate and be null and void and of no further force or effect upon the mutual written consent of all the parties hereto.


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
                                                                              44


                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.


                                           COMMERCE ONE, INC.

                                           By: /s/ Mark B. Hoffman
                                              ----------------------------------
                                              Name: Mark B. Hoffman
                                              Title: Chairman of the Board
                                                     and Chief Executive Officer

                                           FORD MOTOR COMPANY

                                           By: /s/ Kathryn S. Lamping
                                              ----------------------------------
                                              Name: Kathryn S. Lamping
                                              Title: Assistant Secretary

                                           GENERAL MOTORS CORPORATION

                                           By: /s/ Michael G. Lukas
                                              ----------------------------------
                                              Name: Michael G. Lukas
                                              Title: Attorney-in-Fact for
                                                     Eric A. Feldstein,
                                                     Vice President and
                                                     Treasurer

                                           NEW COMMERCE ONE HOLDING, INC.

                                           By: /s/ Mark B. Hoffman
                                              ----------------------------------
                                              Name: Mark B. Hoffman
                                              Title: Chief Executive Officer

                                           Solely for the purposes of Section
                                           11.3:


                                           DAIMLERCHRYSLER AG

                                           By: /s/ Gary C. Valade
                                              ----------------------------------
                                              Name: Gary C. Valade
                                              Title: Member of the Board of
                                                     Management

                                           By: /s/ Thomas W. Sidlik
                                              ----------------------------------
                                              Name: Thomas W. Sidlik
                                              Title: Member of the Board of
                                                     Management

                                           Solely for the purposes of Sections
                                           2.4, 11.2 and 11.9:


                                           COVISINT, LLC

                                           By: /s/ Enrico Digirolamo
                                              ----------------------------------
                                              Name: Enrico Digirolamo
                                              Title: Acting CEO